Exhibit 2.1

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and among

SELLERS

(being CNL Lifestyle Properties, Inc. and certain of its subsidiaries, as hereinafter identified),

as Sellers,

and

SENIOR HOUSING PROPERTIES TRUST,

as Buyer,

Dated as of December 22, 2014

Index of Exhibits

Exhibit A	Properties
Exhibits A-1 through A-38	Legal Descriptions of Properties
Exhibit B	CLP Leased Properties
Exhibit C	CLP Managed Properties
Exhibit D	Allocated Purchase Price
Exhibit E-1	Form of Seller Bringdown Certificate
Exhibit E-2	Form of Buyer Bringdown Certificate
Exhibit F-1 Exhibit F-2 Exhibit G Exhibit H Exhibit I	Form of Tenant Lease Estoppel Form of Manager Estoppel Form of Bill of Sale Form of Assignment of Contracts Form of Assignment of Lease
Exhibit J	Form of Assignment of Management Agreement
Exhibit K Exhibit L	Form of Non-Foreign Status Affidavit Affiliate Leases

- i -

Index of Schedules

Schedule 2.1(a)	Ancillary Agreements
Schedule 2.1(b) Schedule 5.2(n)	List of Lenders, Loans and Loan Documents List of Environmental Reports
Schedule 5.2(p)	Survey Affidavit Properties
Schedule 5.4(a)(i)	List of Properties With Respect to Which Seller Shall Pay for Title Insurance
Schedule 5.4(a)(ii)	List of Properties With Respect to Which Seller Shall Pay for Transfer Taxes
Schedule 5.4(b)(ii)	List of Properties With Respect to Which Buyer Shall Pay for Transfer Taxes
Schedule 5.4(b)(iii)	Buyer Discharged Debt
Schedule 5.4(b)(vii)	List of Properties With Respect to Which Buyer Shall Pay for Title Insurance
Schedule 5.5(i)	Entrance Fees Disclosure
Schedule 8.2	List of Non-Approved Contracts
Schedule 9.1(d)	Litigation Disclosure
Schedule 9.1(e)	Condemnation Proceedings Disclosure
Schedule 9.1(j)	Compliance with Applicable Law Disclosures
Schedule 9.1(k)	Taxes Disclosure
Schedule 9.1(l)	Licenses and Permits Disclosure
Schedule 9.1(n)	Purchase Rights Disclosure
Schedule 9.1(o)	Contracts Disclosure
Schedule 9.1(s)	Restriction on Access Disclosure
Schedule 9.1(u)	Resident Agreements Disclosure
Schedule 9.1(v)	Tenant Leases Disclosure
Schedule 9.1(w)	Management Agreements Disclosure
Schedule 9.1(y)	Third Party Payor Disclosure
Schedule 12.12	Tax Clearance Certificates

- ii -

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This Purchase and Sale Agreement and Joint Escrow Instructions is made and entered into as of the 22nd day of December, 2014 (the “Effective Date”) by and among:

The following sellers (each, a “Seller” and jointly and severally, the “Sellers”), on the one hand:

CNL Lifestyle Properties, Inc., a Maryland corporation,

CLP Springfield MO Owner, LLC, a Delaware limited liability company,

CLP Chesterfield MO Owner, LLC, a Delaware limited liability company,

CLP Branson MO Owner, LLC, a Delaware limited liability company,

CLP Nevada MO Owner, LLC, a Delaware limited liability company,

CLP Springdale AR Owner, LLC, a Delaware limited liability company,

CLP Jonesboro AR Owner, LLC, a Delaware limited liability company,

CLP Fayetteville AR Owner, LLC, a Delaware limited liability company,

CLP TCV Owner, LLC, a Delaware limited liability company,

CLP Washington IL Owner, LLC, a Delaware limited liability company,

CLP Pekin IL Owner, LLC, a Delaware limited liability company,

CLP Sterling IL Owner, LLC, a Delaware limited liability company,

CLP Carmel IN Continuing Care Owner, LLC, a Delaware limited liability company,

CLP Denver CO Continuing Care Owner, LLC, a Delaware limited liability company,

CLP Alpharetta GA Owner, LLC, a Delaware limited liability company,

CLP Stockbridge GA Owner, LLC, a Delaware limited liability company,

CLP Fayetteville GA Owner, LLC, a Delaware limited liability company,

CLP Gainesville GA Owner, LLC, a Delaware limited liability company,

CLP Moline IL Assisted Living Owner, LLC, a Delaware limited liability company,

CLP Moline IL Memory Care Owner, LLC, a Delaware limited liability company,

CLP Carson City NV Owner, LLC, a Delaware limited liability company,

CLP Godfrey IL Owner, LLC, a Delaware limited liability company,

CLP Laurel Creek GA Owner, LLC, a Delaware limited liability company,

CLP Pioneer Village Senior Living, LLC, a Delaware limited liability company,

CLP Bozeman MT Senior Living, LLC, a Delaware limited liability company,

CLP Chateau Vestavia AL Senior Living, LLC, a Delaware limited liability company,

CLP Santa Clarita CA Senior Living, LLC, a Delaware limited liability company,

CLP Peoria AZ Senior Living, LLC, a Delaware limited liability company,

CLP Sun City Center FL Senior Living, LLC, a Delaware limited liability company,

CLP Portland OR Senior Living, LLC, a Delaware limited liability company,

CLP Cranston RI Senior Living, LLC, a Delaware limited liability company,

CLP Bakersfield CA Senior Living, LLC, a Delaware limited liability company,

CLP Wilmington NC Senior Living, LLC, a Delaware limited liability company,

CLP Modesto CA Senior Living, LLC, a Delaware limited liability company,

CLP Northridge CA Senior Living, LLC, a Delaware limited liability company,

CLP La Conner WA Senior Living, LLC, a Delaware limited liability company,

CLP Everett WA Senior Living, LLC, a Delaware limited liability company,

CLP Cumming GA Senior Living Owner, LLC, a Delaware limited liability company,

CLP Hoschton GA Senior Living Owner, LLC, a Delaware limited liability company,

CLP SHC Tenant TRS Corp., a Delaware corporation,

CLP Grand Victorian Tenant TRS Corp., a Delaware corporation,

CLP Fayetteville AR Tenant Corp., a Delaware corporation,

TCV Senior Living, LLC, a Delaware limited liability company,

CLP Georgia SL Tenant TRS Corp., a Delaware corporation,

CLP Moline IL Tenant TRS Corp., a Delaware corporation,

CLP Carson City NV Tenant TRS Corp., a Delaware corporation,

CLP Godfrey Tenant TRS Corp., a Delaware corporation, and

CLP Laurel Creek GA Tenant Corp., a Delaware corporation, and

Senior Housing Properties Trust, a Maryland real estate investment trust, together with assignees or designees thereof permitted under Section 17.13, on the other hand, as buyer (the “Buyer”).

RECITALS

A.        The senior living properties identified on the table in Exhibit A are each owned by a Seller in fee simple, as set forth on Exhibit A (each a “Property” and, collectively, the “Properties”).

B.        Certain of the Properties are leased to third parties unaffiliated with Sellers as identified on Exhibit B (each, a “Tenant”, and collectively, the “Tenants”) pursuant to lease agreements identified on Exhibit B (each, a “Tenant Lease” and collectively, the “Tenant Leases”).  Each Property subject to a Tenant Lease is sometimes hereinafter referred to as a “CLP Leased Property” and, collectively, as the “CLP Leased Properties.”

C.        Each Property not subject to a Tenant Lease is leased from one Seller to another Seller pursuant to a lease agreement between such Sellers as identified on Exhibit L (each such Seller that is a tenant under such lease agreement is sometimes hereinafter referred to as a “Seller Tenant” and collectively, the “Seller Tenants”; and each such lease is hereinafter referred to as an “Affiliate Lease”, and collectively, the “Affiliate Leases”).

D.        Each Property which is subject to an Affiliate Lease is managed by a third party management company unaffiliated with any Seller (each, a “Manager” and collectively, the “Managers”) pursuant to a management agreement between the applicable Seller Tenant and Manager, in each case as set forth and described on Exhibit C (each, a “Management Agreement” and collectively, the “Management Agreements”).  Each Property subject to a Management Agreement is sometimes hereinafter referred to as a “CLP Managed Property” and collectively as the “CLP Managed Properties.”

E.         Subject to the satisfaction of the terms and conditions set forth in this Agreement, the Buyer desires (i) to purchase the Properties from the Sellers, (ii) to assume each Seller’s interests in each of the Tenant Leases and (iii) to assume or have terminated each Seller Tenant’s interests in some or all of the Management Agreements.

F.         Subject to the satisfaction of the terms and conditions set forth in this Agreement, the Sellers desire (i) to sell the Properties to Buyer, (ii) to assign and convey each Seller’s interest in and to the Tenant Leases to Buyer and (iii) to assign and convey each Seller Tenant’s interest in and to the Management Agreements to Buyer or, as hereinafter provided at Buyer’s direction, to terminate some or all of the Management Agreements.

G.        The transactions described in recitals E and F above, and the transfer of Associated Property and other rights and obligations described herein, are sometimes referred to herein as the “Acquisition.”

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which each of the parties acknowledges, the parties agree as follows:

TERMS OF AGREEMENT

ARTICLE 1. - AGREEMENT TO SELL AND PURCHASE

Subject to the terms and conditions contained in this Agreement, each Seller agrees to sell and assign to Buyer, and Buyer agrees to acquire and assume, each Property, together with the applicable Real Property and Personal Property (except Excluded Property) associated therewith.

ARTICLE 2. - DEFINED TERMS

2.1       Defined Terms.  Terms used in this Agreement with initial capital letters shall have the meanings given to them herein.  The term “party” refers to any Seller and Buyer.  In addition, the following terms used in this Agreement and not elsewhere defined herein have the meanings given to them below:

“Acquisition” has the meaning set forth in the Recitals.

“Affiliate Lease” and “Affiliate Leases” have the meanings set forth in the Recitals.

“Agreement” means this Purchase and Sale Agreement and Joint Escrow Instructions, together with all exhibits and schedules attached hereto and made a part hereof, as the same may be amended, modified, supplemented, assigned or terminated all in accordance with the provisions hereof.

“Allocated Purchase Price” means, with respect to each Property, that portion of the Purchase Price allocated to such Property, and among the asset classes at each such Property, as set forth on Exhibit D; provided, however, each party may allocate the Purchase Price for each Property in such manner as it determines appropriate for local, state or federal income taxes without the consent of the other.

“Amber Ridge Expansion Project” shall mean the expansion of the Improvements on the Property owned by CLP Moline IL Assisted Living Owner, LLC, as more particularly identified on Exhibit A, to include a new 16-unit assisted living facility, in accordance with documentation provided in the Data Room as of the Effective Date and other documentation that may be entered into in accordance with Section 12.2.

“Ancillary Agreement” means all rights of first refusal, non-compete provisions, escrow agreements and indemnification agreements in favor of any Seller or any other Company Subsidiary related to the senior living business, including, without limitation, those set forth on Schedule 2.1(a).

“Applicable Bankruptcy Law” has the meaning set forth in Section 14.1.

“Approved Contracts” has the meaning set forth in Section 8.2.

“Appurtenances” means all right, title and interest of the applicable Seller in all appurtenances, hereditaments, easements, and adverse possession claims, reversionary rights, all right, title, interest, and benefit, if any, of such Seller in and to adjacent streets, roads, alleys, and sewers (public or private, open or closed), and all other rights, approvals, privileges, and entitlements belonging to or running with the Land associated with any Property.

“Assignment of Contracts” has the meaning set forth in Section 5.2.

“Assignment of Lease” has the meaning set forth in Section 5.2.

“Assignment of Management Agreement” has the meaning set forth in Section 5.2.

“Associated Property” means, with respect to any Property, the Real Property and Personal Property associated with such Property.

“Assumed Management Agreements” has the meaning set forth in Section 8.3.

“Bills of Sale” has the meaning set forth in Section 5.2.

“Bringdown Certificate” means (a) as to Sellers, a certificate in the form of Exhibit E-1, pursuant to which each Seller makes the representations and warranties described therein as of the Closing Date and (b) as to Buyer, a certificate in the form of Exhibit E-2, pursuant to which Buyer makes the representations and warranties described therein as of the Closing Date.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday observed by the State of Florida, the Commonwealth of Massachusetts or the United States of America.

“Buyer” has the meaning set forth in the Recitals.

“Buyer Conveyancing Documents” has the meaning set forth in Section 5.3.

“Buyer Default” means a condition precedent to Seller’s obligations described in Section 14.2(a)-(e) is not satisfied as of the Closing Date.

“Buyer Discharged Debt” has the meaning set forth in Section 5.4.

“Buyer Surviving Obligations” means any obligation of Buyer in this Agreement that expressly survives the Closing and/or any termination of this Agreement pursuant to the terms of this Agreement.

“Buyer’s Conditions Precedent” has the meaning set forth in Section 14.1.

“Claims” means all claims, demands, lawsuits, actions, causes of action, proceedings, liabilities, damages, costs, losses, and expenses, including reasonable attorneys’ fees, court costs and litigation expenses.

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

“Closing Escrow” has the meaning set forth in Section 5.1.

“CLP Leased Properties” has the meaning set forth in the Recitals.

“CLP Managed Properties” has the meaning set forth in the Recitals.

“Company” means CNL Lifestyle Properties, Inc., a Maryland corporation.

“Company Acquisition Proposal” means any proposal or offer for (or expression by a third party that it is considering or may engage in), whether in one transaction or a series of related transactions, (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of the Company’s Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of the Company or any Company Subsidiary representing fifteen percent (15%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole as determined on a book-value basis, (iii) any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifteen percent (15%) or more of the voting power of the Company, (iv) any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) shall seek to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company, or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a third party shall acquire beneficial ownership of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Buyer and the Company, dated as of June 25, 2014.

“Contracts” means the Earn Out Agreement, and any space leases, maintenance, service and supply contracts, and all other similar written agreements for goods or services provided to any Seller in connection with any Property, which contracts in effect as of the Effective Date are set forth in Schedule 9.1(o); the term “Contracts” shall specifically exclude the Tenant Leases, Management Agreements, Resident Agreements, Ancillary Agreements and any equipment leases, contracts or agreements in the name of a Tenant rather than a Seller.

“Data Room” means that certain electronic data room established by Sellers through Jefferies, LLC, regarding the Properties to which Sellers have granted access to Buyer and its agents and representatives.

“Dayton Place Property” means the Property owned by CLP Denver CO Continuing Care Owner, LLC, a Delaware limited liability company, as more particularly identified on Exhibit A.

“Deductible” has the meaning set forth in Section 9.4.

“Deed” and “Deeds” has the meaning set forth in Section 5.2.

“Deposit” has the meaning set forth in Section 4.1.

“Development Projects” shall mean, collectively, the Amber Ridge Expansion Project, the Sterling Expansion Project and any other expansion, renovation or other development project undertaken by, or at the request of, any Seller at any Property in accordance with the terms and conditions of this Agreement (other than any expansion, renovation or development projects to be paid for out with funds from any capital reserve account established pursuant to any Tenant Lease or Management Agreement to the extent there are, or are reasonably expected to be, sufficient funds to cover the costs therefor in the applicable capital reserve account).

“Due Diligence Materials” has the meaning set forth in Section 7.1.

“Due Diligence Parties” has the meaning set forth in Section 7.1.

“Earn Out Agreement” means that certain Earn Out Agreement by and between CLP La Conner WA Senior Living, LLC, a Delaware limited liability company, Deerpoint/Linnwood Limited Partnership, an Oregon limited partnership, Security and Investment Company of Lake Oswego, LLC, an Oregon limited liability company, H2CIV, LLC, an Oregon limited liability company, La Conner Investments, LLC, an Oregon limited liability company, H2CIII, LLC, an Oregon limited liability company, and RSL La Conner, LLC, a Washington limited liability company, effectively dated as of June 2, 2014.

“Effective Date” means the effective date of this Agreement as set forth in the preamble.

“Environmental Laws” means applicable Legal Requirements relating to pollution or the protection of human health and the environment, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.

“Environmental Report” has the meaning set forth in Section 5.2.

“Escrow” has the meaning set forth in Section 4.1.

“Escrow Holder” has the meaning set forth in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Property” has the meaning set forth in Section 3.4.

“Existing Purchase Option” means that certain option to purchase the Grand Victorian Washington Property in favor of OSF Healthcare System, an Illinois not-for-profit corporation,  created by virtue of the certain Declaration of Restrictions and filed as Document Number 9825975 in the public records of Tazewell County, Illinois.

“Facility Names” has the meaning set forth in Section 3.3.

“Financial Statements” has the meaning set forth in Section 9.1(h).

“Goods and Inventory” means all inventories, as such term is customarily used and defined in its most broad and inclusive sense including, but not limited to, all inventories of merchandise, food, beverages (other than liquor or other inventory items to the extent such items may not legally be conveyed) and other consumables held for sale or use in connection with the business operated at the Property, and operating supplies, building and maintenance supplies and spare parts.

“Governmental Authority” means any United States national, federal, state, provincial, county, municipal, or local governmental, regulatory or administrative authority, agency, instrumentality, board or commission, or any subdivision, agency or instrumentality thereof, having jurisdiction over any of the Properties or the operations thereon.

“Grand Victorian Washington Property” means the Property owned by CLP Washington IL Owner, LLC, as more particularly identified on Exhibit A.

“Healthcare Laws” means all Legal Requirements relating to healthcare operations, healthcare industry regulation, and payment for healthcare services, including without limitation, any judgment, decree, order, writ, or injunction of any Governmental Authority, concerning the licensure, certification, qualification, or operation of the current business at the Properties, including, without limitation, to the extent applicable: (i) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), or other federal and state health care programs, (ii) Legal Requirements regarding the professional standards of health care professionals; (iii) Legal Requirements governing patient confidentiality and privacy; (iv) Legal Requirements governing the corporate practice of medicine; (v) Legal Requirements governing participation in Governmental Healthcare Programs in connection with the current business of any Seller; (vi) Legal Requirements relating to kickbacks and self-referrals, as well as the (A) the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (B) the False Claims Act (31 U.S.C. §§ 3729 et seq.), (C) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), (D) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), (E) the exclusion Laws (42 U.S.C. § 1320a-7), (F) the civil monetary penalty Laws (42 U.S.C. § 1320a-7a), (G) the Stark Laws (42 U.S.C. § 1395nn), (H) Legal Requirements imposed or enforced by the U.S. Department of Health and Human Services, and (I) Legal Requirements imposed or enforced by the health departments in any of the states in which the Properties operate; (vii) the Health Insurance Portability and Accountability Act of 1996 as amended (“HIPAA”) and its implementing regulations governing the privacy of protected health information and the security of such information maintained in electronic form; and (viii) all Legal Requirements, including state Legal Requirements, governing the privacy and security of health-related medical information or personal information.

“Impositions” has the meaning set forth in Section 5.5.

“Improvements” means all existing buildings, structures, fixtures, and other improvements located on the Land (including all replacements or additions to any of the foregoing permitted hereunder between the Effective Date and the Closing Date).

“Intangible Personal Property” has the meaning set forth in Section 3.3.

“Known Matters” means any (i) information actually known to Buyer from whatever source, (ii) information contained in the Due Diligence Materials, (iii) information obtained as a result of Buyer’s due diligence tests, investigations and inspections of the Properties and (iv) information that is contained in a written notice or any document provided by any Seller (including through the Data Room), Tenant or Manager or their agents, affiliates or employees to Buyer, that discloses a breach of any of the representations, warranties or covenants made by any Seller in this Agreement or in any of the Seller Conveyancing Documents or that contradicts any such representations and warranties, or that discloses that any such representations, warranties or covenants is untrue or incorrect.

“Land” means the land underlying each Property as more particularly described in Exhibits A-1 through A-38.

“Legal Requirements” means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions, and requirements of all Governmental Authorities, including zoning or subdivision regulations, and urban redevelopment plans governing or regulating the use or operation of the Property.

“Lender” means the lender under each Loan, as more particularly described in Schedule 2.1(b).

“Licenses and Permits” means all (i) licenses, permits, certifications, authorizations, approvals, certificates of occupancy, and entitlements issued, approved, or granted by any Governmental Authority and relating to the operation, ownership, use or maintenance of the Properties or any part thereof, including licenses necessary for the sale or service of alcoholic beverages at the Properties, and (ii) development rights in any way related to or used in connection with the Properties and their operations.

“Loan” means each loan secured by certain Properties which shall either be assumed by Buyer or satisfied and released at Closing pursuant to Section 13.5 of this Agreement, as set forth in Schedule 2.1(b).

“Loan Documents” means those certain agreements, documents and other instruments evidencing or securing the Loans and further described on Schedule 2.1(b).

“Management Agreement(s)” has the meaning set forth in the Recitals.

“Manager” and “Managers” have the meanings set forth in the Recitals.

“Manager Estoppel” has the meaning set forth in Section 12.13.

“Material Adverse Effect” means any change, effect, circumstance, condition or event that has, or any changes, effects, circumstances, conditions or events that, individually or in the aggregate, have, or could reasonably be expected to have, a material adverse effect on a Property or its operations or on a Tenant, but excluding any circumstances affecting the operations of a Property to the extent related to (a) conditions in the United States or global economy generally, (b) general changes in market conditions (including changes in legal, regulatory or business conditions or changes in weather conditions), (c) changes in GAAP, (d) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes, hurricanes, floods, rain or other natural acts (provided, however, that this clause (e) shall not impair the Buyer’s rights described herein with respect to any damage to a Property caused by those events), or (f) any action taken by a Seller at the written request or with the written consent of the Buyer.

“Material Contract” means any contract that (a) is not entered into in the ordinary course of business, or (b) would require Buyer to expend more than $25,000 annually under such contract, or (c) would not be fully performed within one (1) year after such contract is entered into.

“Notice” has the meaning set forth in Section 17.2.

“Owner” means the Seller identified as the owner of a Property on Exhibit A.

“Payoff Loans” means all loans secured by any Property (including, without limitation, the Buyer Discharged Debt), other than the Loans.

“Person” means an individual, a corporation, a partnership, a Governmental Authority, a limited liability company or any other entity having legal identity.

“Personal Property” means, with respect to each Property, the Tangible Personal Property and the Intangible Personal Property associated with such Property.

“Property” and “Properties” have the meanings set forth in the Recitals, as supplemented by Article 3.

“Proration Date” shall mean: (i) April 30, 2015 if the Closing Date is May 1, 2015; (ii) May 31 if the Closing Date is June 1, 2015; (iii) June 30, 2015 if the Closing Date is June 30, 2015; and (iv) July 31, 2015 if the Closing Date is July 31, 2015.

“Purchase Price” has the meaning set forth in Article 4. .

“Real Property” means, with respect to any Property, the Land, Improvements and Appurtenances associated with such Property.

“Reliance Letter” has the meaning set forth in Section 5.2.

“Resident Agreements” means all resident agreements or similar contracts granting to any other Person the right to use or occupy any portion of the Real Property for residential purposes, which resident agreements and similar contracts in effect as of the Effective Date are set forth on Schedule 9.1(u), together with all security deposits held by each Seller thereunder.

“Resident Trust Funds” has the meaning set forth in Section 12.9.

“SEC” has the meaning set forth in Section 17.3.

“Seller” and “Sellers” have the meanings set forth in the Recitals.

“Seller Conveyancing Documents” means each Deed, Tenant Lease Estoppel, Bill of Sale, Assignment of Contracts, Assignment of Lease, Assignment of Management Agreement, non-foreign affidavit, loan assumption agreement, Resident Notice, Settlement Statement, Bringdown Certificate and any other document executed and delivered by any Seller pursuant to Section 5.2.

“Seller Default” means that a condition precedent to Buyer’s obligations described in Section 14.1(a)-(d) of this Agreement is not satisfied as of the Closing Date.

“Seller Liability Cap” has the meaning set forth in Section 9.4.

“Seller Payables” means all accounts payable of Sellers which were incurred or accrued in connection with the operation of the CLP Managed Properties, to the extent they relate to the period preceding the Closing Date.

“Seller Receivables” means all rents, fees, and other invoiced charges with respect to the CLP Managed Properties belonging to any Seller; and any other receivables of Sellers with respect to the CLP Managed Properties which, as of the Closing Date, have been invoiced but not paid, provided, however, in no event shall Seller Receivables include any amounts owed under the Affiliate Leases or any other amounts owed by another Seller or an affiliate of Seller.

“Seller Surviving Obligations” means any obligation of any Seller in this Agreement that expressly survives the Closing and/or the termination of this Agreement pursuant to the terms of this Agreement.

“Seller Tenant” and “Seller Tenants” have the meanings set forth in the Recitals.

“Settlement Statements” has the meaning set forth in Section 5.2.

“Sterling Expansion Project” shall mean the expansion of the Improvements on the Property owned by CLP Sterling IL Owner, LLC, as more particularly identified on Exhibit A, to include an additional 26 memory care units containing 40 beds, in accordance with documentation provided in the Data Room as of the Effective Date and other documentation that may be entered into in accordance with Section 12.2.

“Stratford Property” means the Property owned by CLP Carmel IN Continuing Care Owner, LLC, a Delaware limited liability company, as more particularly identified on Exhibit A.

“Subsidiary” means, in respect of any specified Person, any company or other entity of which 50% or more of the outstanding share capital or other equity interest is owned, directly or indirectly, by such specified Person.

“Survival Period” has the meaning set forth in Section 9.3.

“Surviving Obligations” means, collectively, the Buyer Surviving Obligations and the Seller Surviving Obligations.

“Tangible Personal Property” has the meaning set forth in Section 3.2.

“Tenant” and “Tenants” have the meanings set forth in the Recitals.

“Tenant Lease” and “Tenant Leases” have the meanings set forth in the Recitals.

“Tenant Lease Estoppel” has the meaning set forth in Section 5.2.

“Terminated Management Agreements” has the meaning set forth in Section 8.3.

“Title Commitment” has the meaning set forth in Section 6.1.

“Title Company” has the meaning set forth in Section 4.1.

“Title Policy” has the meaning set forth in Section 6.1.

“Unpermitted Exceptions” has the meaning set forth in Section 6.1.

“Warranties” means all guaranties and warranties in effect with respect to the Properties or any portion thereof, which, by their terms, survive Closing, including, all guaranties and warranties of contractors, materialmen, manufacturers, mechanics, or suppliers who have been engaged by Sellers or any of their agents to furnish labor, materials, equipment, or supplies to all or any portion of the Properties.

2.2                            Principles of Construction.  Unless otherwise expressly provided herein, and unless the context in which any term is used plainly requires a different construction:

(a)                               any term used or defined in the singular shall include its plural form, and any term used or defined in the plural shall include its singular form;

(b)                              references to “Articles,” “Sections,” “Schedules,” “Exhibits” or the “preamble” shall be to articles, sections, schedules, exhibits or the preamble of or to this Agreement;

(c)                               references to “actual knowledge” or words of similar import shall be deemed to mean actual, but not constructive, knowledge; and

(d)                             references to this Agreement shall include a reference to all of the schedules, exhibits and other appendices hereto, as the same may be amended, modified, supplemented or replaced from time to time.

ARTICLE 3. - THE PROPERTY

The property to be sold, assigned, purchased, assumed and delivered pursuant to this Agreement includes all of the following with respect to each Property to be conveyed hereunder, and all of the following shall be deemed to be included in the term “Property” unless otherwise specified herein:

3.1                            The Real Property.  The Real Property.

3.2                            Tangible Personal Property; Goods and Inventory for CLP Managed Properties.  Subject to Section 3.4, all right, title, and interest of any Seller and any other Company Subsidiary in and to the tangible personal property located on, or used at and in the day to day operation, maintenance or repair of, one or more of the Properties, including: (a) all fixtures, furniture, furnishings, equipment, motor vehicles, materials, machinery, tools, repair parts, goods, supplies, televisions, communications equipment, kitchen utensils, glassware, china, appliances, computer systems and equipment located at the applicable Property, but specifically excluding the Goods and Inventory (the foregoing, with the exception of Goods and Inventory, shall be referred to herein collectively as the “Tangible Personal Property”) and (b) all Goods and Inventory with respect to the CLP Managed Properties.

3.3                            Intangible Personal Property.  Subject to Section 3.4, all right, title, and interest of any Seller and any other Company Subsidiary in and to the intangible personal property exclusively used at one or more of the Properties in connection with, or otherwise appurtenant to, the day to day ownership, maintenance, repair, operation or use of one or more Properties or the associated Tangible Personal Property, including: (a) all Tenant Leases; (b) all Assumed Management Agreements; (c) all Licenses and Permits held in the name of any Seller; (d) all Loan Documents relating to Loans being assumed by Buyer in accordance with this Agreement; (e) all reports, technical studies and architectural and engineering plans, specifications and drawings, if any; (f) all rights of the applicable Seller under all Approved Contracts that arise from and after the Closing Date; (g) any proprietary rights in the name under which each Property is operated, and any variations thereof (the “Facility Names”), including facility-specific, stand-alone internet sites and domain names relating to the Properties; (h) trade names, trademarks, service marks, logos and other intellectual property with respect to the Facility Names, including all common law and statutory rights thereunder and all goodwill associated therewith; (i) subject to Section 3.4(b), software used in the operations of any CLP Managed Property (to the extent transfer would not violate the licensing or other agreements associated therewith); (j) all Warranties; (k) all books, records and databases relating to the Properties (copies of which Seller shall be entitled to retain); (l) all Seller Receivables; (m) all security deposits, resident deposits and other amounts to be transferred pursuant to Section 5.5 (the transfer of which may be effectuated by way of Buyer receiving a credit against the Purchase Price in a cumulative amount equal to such deposits and amounts on the Settlement Statements except as otherwise required by Legal Requirements), (n) all Resident Agreements at any CLP Managed Property, (o) to the extent assignable, the Ancillary Agreements, and (p) subject to Article 15, all rights and proceeds arising from any insurance policies and condemnation proceedings concerning a Property received by Sellers prior to Closing (the foregoing shall collectively be referred to herein as the “Intangible Personal Property”).

3.4                            Excluded Property.  Notwithstanding anything contained in this Article 3. to the contrary, the Property to be transferred excludes the following property or property interests (“Excluded Property”):

(a)                               cash on hand at any Property or any interest of any Seller, Tenant or Manager in any banking or financial institution accounts or any deposit or safety deposit boxes except for amounts in the escrow and reserve accounts, any security deposits or resident deposits or any other amounts to be transferred to Buyer pursuant to Section 5.5 (the transfer of which may be effectuated by way of Buyer receiving a credit against the Purchase Price in a cumulative amount equal to such deposits and amounts on the Settlement Statements, except as otherwise required by Legal Requirements);

(b)                              any interest of Sellers in any computer software being used at any of the Properties which would require the consent of a third party in order to transfer the same to the extent such consent is not obtained so long as Sellers used commercially reasonable efforts to obtain such consent;

(c)                               all product and service warranties and guaranties to the extent relating to the period prior to the Closing Date, it being understood and agreed that product and services warranties and guaranties are not Excluded Property to the extent they relate to the period on or after the Closing Date and are only Excluded Property to the extent Sellers retain liability following Closing that would be covered under such warranties and guarantees;

(d)                             any rights, interests, obligations or benefits under any Contracts or Ancillary Agreements, only to the extent relating to the period prior to the Closing or to the extent arising at any time under Contracts that are not Approved Contracts;

(e)                               rights to income to which the Sellers are entitled pursuant to the proration provisions of Section 5.5;

(f)                                any leased equipment, except to the extent that the applicable equipment lease constitutes an Approved Contract, and in such instance to the extent of each Seller’s interest therein;

(g)                              any information that cannot be conveyed or transferred under Legal Requirements protecting individual privacy;

(h)                              any tangible or intangible personal property owned by Tenants or Managers;

(i)                                  any liquor or alcoholic beverage inventory that may not legally be conveyed;

(j)                                  in the event that Trinity Lifestyles Management II, LLC makes a payment to cure a failure to meet the Performance Termination Threshold (as defined in Section 1.1 of the applicable Management Services Agreement) in accordance with Section 7.3 of the applicable Management Services Agreement (as modified by Section 6.03 of the Pooling Agreement, as applicable), for the twelve month period ended December 31, 2014 with respect to the Managed Property owned by CLP Laurel Creek, GA Owner, LLC and for the twelve month period ended April 30, 2015 with respect to the other Managed Properties operated by Trinity Lifestyles Management II, LLC, such payment shall be property of Sellers whether received before or after Closing.  The Sellers agree to take no action which would waive or modify the Performance Termination Threshold for any period subsequent to Closing without the prior written consent of Buyer and Buyer agrees to take no action which would waive or modify the Performance Termination Threshold for any period prior to Closing without the prior written consent of Seller.

ARTICLE 4. - PURCHASE AND SALE PRICE

The total purchase and sale price for the Property is SEVEN HUNDRED NINETY MILLION AND NO/100 DOLLARS ($790,000,000.00), (the “Purchase Price”), subject to the prorations and adjustments provided in this Agreement.

4.1                            Deposit; Payment of Purchase Price.

(a)                               Deposit.  On or before two (2) Business Days after the Effective Date, Buyer shall deposit into escrow (the “Escrow”) with First American Title Insurance Company, National Commercial Services, located at 420 South Orange Avenue, Suite 250, Orlando, Florida 32801 (the “Escrow Holder” or “Title Company”) the amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) in cash (the “Deposit”), which Escrow Holder is hereby instructed to invest in money market accounts approved by Buyer and Sellers.  Sellers and Buyer agree to execute such additional instructions not inconsistent with this Agreement as may be reasonably required by Escrow Holder.  All interest on the Deposit shall be added to, and constitute a part of, the Deposit for all purposes under this Agreement.  Except as otherwise provided in this Agreement, the Deposit shall be applied to the payment of the Purchase Price.

(b)                              Balance of Purchase Price.  Buyer shall deposit the balance of the Purchase Price (plus or minus the net amount of any costs, adjustments and prorations provided for in Sections 4.2 and 5.5) into the Escrow prior to the Closing, in cash.  As used in this Agreement, the term “cash” means immediately available United States funds transferred by wire transfer.

(c)                               Treatment of Deposit.  The Deposit shall be paid to Sellers upon cancellation of the Escrow as a result of a Buyer Default.  The Deposit shall be returned to Buyer upon cancellation of the Escrow pursuant to Sections 6.1, 14.1, or 16.1.  In all other events, the Deposit shall be applied as specified in this Agreement.

(d)                             Acknowledgements Regarding Deposit.  All interest earned in said account of the Escrow Holder shall be reported by the Escrow Holder to the Internal

Revenue Service as income to Buyer (and Buyer agrees to execute a W-9 form and any other federal tax documents necessary in connection therewith).  The Escrow Holder shall not be liable for any loss occurring which arises from the fact that the amount of the Deposit may cause the aggregate amount of any depositor’s accounts contemplated under this Agreement to exceed $250,000 and that the excess amount is not insured by the Federal Deposit Insurance Corporation.  If this Agreement shall be terminated by the mutual written agreement of Sellers and Buyer, or if the Escrow Holder shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Sellers and Buyer concerning to whom the Deposit should be paid and delivered, then and in any such event, the Escrow Holder shall pay and deliver the Deposit in accordance with the joint written instructions of Sellers and Buyer.  In the event that such written instructions shall not be received by the Escrow Holder within ten (10) days after the Escrow Holder has served a written request for instructions upon Sellers and Buyer, then the Escrow Holder shall have the right to pay and deliver the Deposit into an appropriate court of proper jurisdiction in the State of New York, and interplead Sellers and Buyer in respect thereof, and thereupon the Escrow Holder shall be discharged of any obligations in connection with this Agreement.

4.2                            Price Adjustment.  The Purchase Price shall be adjusted by the following amounts:

(a)                               Seller Receivables.  With respect to Seller Receivables, Buyer shall pay Sellers at Closing an amount equal to the sum of all Seller Receivables that are outstanding 90 days or less after invoice based on one hundred percent (100%) of the invoiced amount, which Seller Receivables shall be transferred to Buyer at Closing.  Buyer shall not pay Sellers for any Seller Receivables that are outstanding more than 90 days, but such Seller Receivables shall be transferred to Buyer at Closing without additional consideration; and

(b)                              Prorations and Credits. The Purchase Price shall be further adjusted by the net amount of prorations and credits under Section 5.5.

ARTICLE 5. - ESCROW AND CLOSING

5.1                            Opening Escrow; Location and Date for Closing.  The closing of the Acquisition (the “Closing”) shall be completed through an escrow by mail (the “Closing Escrow”) at the offices of Escrow Holder, or such other location as the parties may mutually agree.  The Closing shall occur on May 1, 2015 (the “Closing Date”); provided, however, if, on the Closing Date, (a) the condition precedent to Buyer’s obligations set forth in Section 14.1(e) shall not be satisfied, or (b) any or all of the Lenders shall not have consented to (i) the transfer of the applicable Property to Buyer, (ii) the assumption of the Loans and Loan Documents by Buyer on terms and conditions satisfactory to Buyer in its reasonable discretion, (iii) the replacement of the Manager and/or Management Agreement in connection with the Terminated Management Agreements, where applicable, or (iv) any other applicable transactions contemplated by this Agreement, or such Lender shall not have executed and delivered all applicable documentation evidencing such consents, which documentation shall be satisfactory to Buyer in its reasonable discretion, then Buyer shall have the right to extend the Closing Date two times, with the first such extension being until June 1, 2015 and the second such extension being until June 30, 2015, in each case by providing Notice thereof to Sellers on or before the then-applicable Closing Date; and further provided that if, on June 30, 2015, the consents of any or all of the Lenders (and documentation evidencing the same) referenced in clause (b) above has not been obtained, then, upon Buyer’s waiver in writing of all the Buyer Conditions Precedent set forth in Section 14.1(e), the Closing Date shall be further extended until July 31, 2015.

5.2                            Sellers’ Deliveries Prior to Closing.  Prior to the Closing Date, Sellers shall deliver or cause to be delivered to Escrow Holder, and Buyer may inspect, the following documents duly executed by Sellers (or by such other Person as may be indicated below) and acknowledged where appropriate:

(a)                               Deeds covering the Real Property associated with each of the Properties, each in substantially the form of the applicable Seller’s vesting deed for such Real Property, subject to such variation as may be required to comply with Legal Requirements and with permitted exception exhibits including only those matters shown on the Title Commitments deemed approved by Buyer hereunder (each a “Deed” and collectively, the “Deeds”), signed by the applicable Seller and duly acknowledged, conveying such Real Property to Buyer;

(b)                              For each Tenant Lease, an estoppel in such form as is contemplated by such Tenant Lease), executed and delivered by the applicable Tenant (a “Tenant Lease Estoppel”), which Tenant Lease Estoppel shall be consistent with the representations and warranties of Sellers set forth in this Agreement with respect to the applicable Tenant Lease, except to the extent that the failure of which would not result in a Material Adverse Effect; provided, however, that if Seller is unable to obtain all of the Tenant Lease Estoppels, despite exercise of commercially reasonable efforts to do so, Sellers may, in lieu thereof, provide a representation letter from the Company for up to two (2) Tenant Leases as to the matters set forth on Exhibit F-1.  Notwithstanding the foregoing, Sellers shall use commercially reasonable efforts to obtain estoppel certificates containing such additional information as may be included in the form of estoppel attached hereto as Exhibit F-1; provided, however, that (i) the delivery of an estoppel certificate containing such additional information shall not be a condition to Purchaser’s obligation to perform hereunder and (ii) that the Sellers shall have no obligation to actually obtain an estoppel certificate with such additional information.

(c)                               Two (2) original counterparts of a Bill of Sale conveying the Goods and Inventory owned by any Seller (including any Seller Tenant) of any CLP Managed Property and all Personal Property (other than the Tenant Leases, Management Agreements and Sellers’ rights under the Approved Contracts and Ancillary Agreements) related to each Property to Buyer, to be substantially in the form of Exhibit G and signed by the applicable Seller and, as applicable, any other Company Subsidiary (collectively, the “Bills of Sale”);

(d)                             Two (2) originals of an Assignment and Assumption of Contract Agreements with respect to each Property, each in substantially the form of Exhibit H (an “Assignment of Contracts”), signed by the appropriate Seller and, as applicable, any

Company Subsidiary, and conveying the rights of such Seller and, as applicable, such Company Subsidiary, under the Approved Contracts and the Ancillary Agreements;

(e)                               Two (2) originals of an Assignment and Assumption of Lease Agreement for each CLP Leased Property, each in substantially the form of Exhibit I (an “Assignment of Lease”), signed by the appropriate Seller, under which all of such Seller’s rights and obligations under the applicable Tenant Lease are assigned to, and all of the rights and obligations thereunder relating to periods from and after the Closing Date are assumed by Buyer;

(f)                                Two (2) originals of an Assignment and Assumption of Management Agreement for each Assumed Management Agreement, each substantially in the form of Exhibit J (an “Assignment of Management Agreement”), signed by the appropriate Seller Tenant, under which all of such Seller Tenant’s rights and obligations under the applicable Assumed Management Agreement are assigned to, and all of the rights and obligations thereunder relating to periods from and after the Closing Date are assumed by Buyer;

(g)                              A copy of the termination notice and/or termination agreement between the applicable Seller Tenant and the applicable Manager evidencing the termination of each Terminated Management Agreement effective as of the Closing Date, which notice and/or agreement shall be in form reasonably acceptable to Buyer and shall be in accordance with the provisions of such Terminated Management Agreement;

(h)                              A non-foreign status affidavit from each of the Sellers in favor of Buyer in the form of Exhibit K attached hereto;

(i)                                  With respect to any Loan assumed by Buyer pursuant to Section 13.5, to the extent provided by Buyer or the applicable Lender prior to Closing, an executed counterpart of any loan assumption agreement and such other documents reasonably required by each Lender for each Loan to evidence the assumption of any applicable Loan and Loan Documents by Buyer and a release of the applicable Seller and all affiliates thereof (including any guarantors under any of the Loans) to the extent of, and in accordance with, such Lender’s customary release language, each duly executed and acknowledged by the applicable Seller;

(j)                                  One or more settlement statements (the “Settlement Statements”), duly executed and acknowledged by the applicable Seller, setting forth all of the Allocated Purchase Price and all of the adjustments and prorations and credits with respect thereto as described in Sections 4.2 and 5.5;

(k)                              A termination agreement for each Affiliate Lease, executed by the applicable Sellers, evidencing the termination of such Affiliate Lease;

(l)                                  Written consents evidencing the capacity and authority of each Seller to enter into this Agreement, to consummate the Acquisition, and to enter into and deliver all Seller Conveyancing Documents to be executed and delivered by it, and authorizing certain individuals to enter into and deliver this Agreement and the Seller Conveyancing

Documents on behalf of such Seller; an incumbency certificate for those individuals signing this Agreement and the Seller Conveyancing Documents on behalf of such Seller; and a good standing certificate from the state of formation for each Seller;

(m)                          A Bringdown Certificate, duly executed by each Seller;

(n)                              If requested by Buyer, a reliance letter (a “Reliance Letter”) with respect to each environmental site assessment set forth on Schedule 5.2(n) (each an “Environmental Report”), executed by the environmental consultant who prepared such Environmental Report, pursuant to which Buyer is given the right to rely on such Environmental Report subject to certain customary qualifications set forth in such Reliance Letter; provided, however, delivery of the Reliance Letters shall not be a Buyer Condition Precedent so long as Sellers used commercially reasonable efforts prior to Closing to obtain them;

(o)                              Any required state, county, and municipal transfer declarations, in such form as the Title Company may reasonably require;

(p)                              A survey affidavit for each of the Properties listed on Schedule 5.2(p) in favor of the Title Company, indicating no changes to any Property since the date of the applicable Survey for such Property, in a form sufficient to allow the Title Company to provide a current survey endorsement and survey coverage in the Title Policy for such Property without the need for an update to the Survey;

(q)                              An affidavit in form reasonably required by the Title Company in order to issue the Title Policies required hereunder without standard exceptions to title that are customarily removed on the basis of such affidavits; and

(r)                                 Any other reasonable documents, certificates or instruments necessary to consummate the transactions contemplated by this Agreement and requested by Buyer not later than five (5) Business Days prior to the Closing Date; provided that no such document, certificate or instrument shall result in additional material obligations on any Seller other than those expressly contemplated hereby.

5.3                            Buyer’s Deliveries Prior to Closing.  Prior to the Closing Date, Buyer shall deliver to Escrow Holder, and Sellers may inspect, the following documents duly executed by Buyer (or by such other Person as may be indicated below) and acknowledged where appropriate (the “Buyer Conveyancing Documents”):

(a)                               Two (2) original counterparts of each Assignment of Lease, duly executed by Buyer;

(b)                              Two (2) original counterparts of each Assignment of Management Agreement, duly executed by Buyer;

(c)                               Two (2) original counterparts of each of the Bills of Sale, duly executed by Buyer;

(d)                             Two (2) originals of each of the Assignments of Contracts, duly executed by Buyer;

(e)                               With respect to any Loan assumed by Buyer pursuant to Section 13.5, a loan assumption agreement and such other documents reasonably required by each Lender for each Loan to evidence the assumption of such Loan and Loan Documents by Buyer and a release of the applicable Seller and all affiliates thereof (including any guarantors under any of the Loans) to the extent of, and in accordance with, such Lender’s customary release language, each duly executed and acknowledged by Buyer;

(f)                                The Settlement Statements, duly executed by Buyer;

(g)                              Written consents evidencing the capacity and authority of Buyer to enter into and perform its obligations under this Agreement and to consummate the Acquisition, to enter into, and deliver all Buyer Conveyancing Documents to be executed and delivered by Buyer, and authorizing certain individuals to enter into and deliver this Agreement and the Buyer Conveyancing Documents on behalf of Buyer;  an incumbency certificate for those individuals signing this Agreement and the Buyer Conveyancing Documents on behalf of Buyer; and a good standing certificate from the state of formation for Buyer;

(h)                              A Bringdown Certificate, duly executed by Buyer;

(i)                                  A certificate meeting the requirements of Section 10.1(d), duly executed by each designee of Buyer taking title to a Property;

(j)                                  Any required state, county, and municipal transfer declarations to be signed by the grantee of real property, in such form as the Title Company may reasonably require; and

(k)                              Any other documents, certificates or instruments reasonably necessary to close the purchase and sale transaction contemplated by this Agreement and requested by Sellers not later than five (5) Business Days prior to the Closing Date; provided that no such document, certificate or instrument shall result in additional material obligations on Buyer other than those expressly contemplated hereby.

5.4                            Fees and Closing Costs.  The fees and costs incidental to the Acquisition or the Closing shall be paid as follows:

(a)                               Sellers shall pay: (i) the cost of obtaining each Title Policy (excluding the cost of any endorsements thereto requested by Buyer) for those Properties set forth on Schedule 5.4(a)(i), (ii) all real estate recordation, documentary, transfer, or sales taxes, if any, payable in connection with recording the Deeds or other instruments to be recorded in connection with the conveyance of those Properties set forth on Schedule 5.4(a)(ii), and (iii) one-half of the escrow fees and charges of Escrow Holder.

(b)                              Buyer shall pay: (i) all costs related to Buyer’s due diligence, including the costs of updating existing, or preparing new, environmental assessment reports,

property condition reports or property surveys, including, without limitation, the cost of the Reliance Letters; (ii) all real estate recordation, documentary, transfer, or sales taxes, if any, payable in connection with recording the Deeds or other instruments to be recorded in connection with the conveyance of those Properties set forth on Schedule 5.4(b)(ii); (iii) in connection with the release, reconveyance, discharge or satisfaction at Closing of the mortgages and deeds of trust encumbering any Property and the debts secured by any such mortgages and deeds of trust as set forth on Schedule 5.4(b)(iii) (the “Buyer Discharged Debt”), and, unless assumed by Buyer, the Loan Documents, any costs or fees due and payable in connection with any such release, reconveyance, discharge or satisfaction, including, without limitation, any prepayment premium, yield maintenance, breakage fees or costs, exit fees, defeasance costs and other similar fees and costs but in no event shall such costs or fees include the principal or accrued interest or other charges owed under the Buyer Discharged Debt or, if applicable, the Loan Documents, which, in all instances, shall be paid by Sellers pursuant to Section 6.1; (iv) if Buyer assumes any Loan and Loan Documents pursuant to Section 13.5, all assumption fees and costs charged by Lenders in connection with the assumption of the Loans and Loan Documents by Buyer; (v) any sales tax in connection with the transfer to Buyer of the Personal Property and Goods and Inventory owned by Sellers with respect to the CLP Managed Properties, as calculated in a manner consistent with the Allocated Purchase Price, (vi) one-half of the escrow fees and charges of Escrow Holder; and (vii) the cost of obtaining any endorsements to any Title Policy requested by Buyer and the cost of obtaining each Title Policy for those Properties set forth on Schedule 5.4(b)(vii); and (viii) in connection with the termination of any Terminated Management Agreements or any Management Agreements which are terminated as a result of a conversion of any Management Agreement relationship to a leasehold relationship, any costs or fees due and payable in connection with any such termination, but in no event shall such costs or fees include any fees and charges accrued and payable to the applicable Manager as of the termination of such Management Agreement, which, in all instances, shall be paid by the applicable Seller pursuant to Section 8.3.

(c)                               Buyer and Seller shall each pay their own legal fees, advisor fees and other incidental expenses incurred in connection with the transactions contemplated by this Agreement.

(d)                             All closing costs not otherwise specified in this Section 5.4 shall be paid by the parties in accordance with customary practice for similar transactions in the jurisdiction in which the applicable Property is located.

(e)                               Each party may allocate the Purchase Price for each Property in such manner as it determines appropriate for local, state or federal income taxes without the consent of the other; provided, however, that to the extent that the parties must jointly execute any transfer tax or similar form, the parties shall mutually agree, in their reasonable discretion, upon the amounts to be set forth in any such transfer tax or similar form.

(f)                                The provisions of this Section 5.4 shall survive the Closing or earlier termination of this Agreement.

5.5                            Prorations and Credits.  At the Closing, prorations and credits between the applicable Seller, on the one hand, and Buyer, on the other hand, shall be made for each Property as follows:

(a)                               All general ad valorem taxes, special assessments and other taxes or charges of a similar nature imposed by any Governmental Authority, or by any applicable property owners association, utility district or any other body (collectively, the “Impositions”) against the Properties for all prior years and all current year Impositions that are due and payable on or before the Closing Date shall have been paid by or on behalf of the applicable Seller on or before the Closing Date, subject to proration as follows:  Buyer shall be responsible for the payment to each applicable Seller of the amount of Impositions that relate to the period after the Proration Date (and the Sellers shall be responsible for the payment of such Impositions relating to the period prior to and including the Proration Date).  To the extent that Impositions for Properties for the current year have accrued but are not yet due and payable, such amounts shall be paid by Buyer following the Closing Date, and Buyer shall receive a credit against the Purchase Price for the amount thereof that is attributable to the period prior to and including the Proration Date, such proration to be based on the most recent available bill for such Impositions, as adjusted by any known changes relating to the period during which the Closing occurs, and shall be subject to true-up pursuant to Section 5.5(k).  Notwithstanding the foregoing, with respect to each CLP Leased Property, to the extent the Tenant under the Tenant Lease for such CLP Leased Property is responsible for paying an Imposition with respect to such CLP Leased Property directly to the Governmental Authority or applicable owners association, utility district or any other body, such Imposition shall not be subject to proration under this Section 5.5.

(b)                              All charges for gas, electricity, water, telephone, sewer and other utilities for the Properties shall be prorated on the basis of the most recent bill for such utilities; Sellers shall request that the companies and municipalities furnishing utility services to the Properties make termination readings on the morning of the Closing Date, or on a date as soon thereafter as practicable, and submit final statements for utility services, which shall be reconciled pursuant hereto.  Notwithstanding the foregoing, with respect to each CLP Leased Property, to the extent the Tenant under the Tenant Lease for such CLP Leased Property is responsible to pay such utility charges with respect to such CLP Leased Property directly to the utility provider, such items shall not be subject to prorations or other obligations under this Section 5.5.

(c)                               All items of expense under Approved Contracts shall be prorated as of the Proration Date.

(d)                             All prepaid rents, fees or other charges actually collected by any Seller or Manager with respect to the Properties shall be prorated as of the Proration Date.

(e)                               Buyer shall receive a credit for any security deposit held by any Seller pursuant to any Resident Agreements or Tenant Leases, to the extent such security deposit or any portion thereof has not been properly retained or applied by such Seller prior to the Closing Date pursuant to the terms of the applicable Resident Agreement or

Tenant Lease, and Buyer shall thereafter be responsible for the return of such deposit to the extent a credit has been received by Buyer in accordance with the applicable Resident Agreement or Tenant Lease.

(f)                                All other items of income or expense with respect to the Properties that are customarily prorated in similar transactions shall be prorated as of the Proration Date, with all such items of income and expense that relate to the period commencing on the day following the Proration Date being credited and/or charged, as applicable, to the Buyer’s account, and all such items of income and expense that relate to the period prior to and including the Proration Date being credited and/or charged, as applicable, to the Seller’s account. Without limiting the generality of the preceding sentence, (i) income received by Sellers and accounts receivable that represent billings for goods and services to be rendered after the Proration Date shall be for the account of and credited to Buyer, (ii) an amount equal to all pre-paid expenses which relate to goods or services to be provided to the CLP Managed Properties in the ordinary course of business after the Proration Date shall be for the account of and credited to the applicable Seller, (iii) expenses which relate to goods and services provided to the CLP Managed Properties on or prior to the Proration Date, including, without limitation, any management fees or expenses, shall be for the account of the applicable Seller and if not paid prior to the Closing as Seller Payables pursuant to Section 12.3, Buyer shall receive a credit therefor at Closing, after which Buyer shall be responsible for paying such expenses for which it received a credit as aforesaid, provided that in the event no invoice has been issued prior to Closing for such goods and services, the applicable Seller shall have the benefit of Section 5.5(h), and (iv) refunds, to the extent relating to the period prior to and including the Proration Date, shall be for the account of and credited to the applicable Seller upon receipt of such refunds except to the extent a Tenant Lease, Assumed Management Agreement or Approved Contract requires such refunds be applied in a different manner.

(g)                              Buyer and Sellers shall prorate the rent under the Tenant Leases as of the Proration Date for the period during which the Closing Date occurs based on amounts due for such period.

(h)                              Buyer acknowledges that the balance of all reserve accounts described in the Tenant Leases and Management Agreements shall be transferred to Buyer at no additional cost to Buyer, subject to the interests of the Tenants and Managers as set forth in the Tenant Leases and Management Agreements (which transfer may be effectuated by way of Buyer receiving a credit against the Purchase Price in a cumulative amount equal to such accounts on the Settlement Statements except as otherwise required by Legal Requirements).  As consideration for the transfer of said reserve account balances, Buyer assumes at Closing responsibility for payment of all invoices issued from and after Closing relating to any goods delivered or services performed in connection with the Properties which are payable from the reserve accounts in accordance with the terms of the Tenant Leases and Management Agreements, without regard to when such services were performed or such goods were delivered; provided, however, with respect to the CLP Managed Properties, Buyer assumes such responsibility with respect to services performed or goods delivered prior to the Closing only to the extent there are sufficient amounts in such reserve accounts to pay such invoices and such invoiced amounts are payable from such reserve accounts pursuant to the applicable terms of the Management Agreements (provided that all amounts contemplated by the applicable reserve budget in the applicable Tenant Lease or Management Agreement in effect as of the Closing Date to be deposited into such accounts prior to the date when any such expense is contemplated to be incurred shall be included when making such determination).

(i)                                  Sellers hereby represent, and Buyer acknowledges, that certain residents of the Stratford Property and the Dayton Place Property have paid entrance fees in connection with their residency at the Stratford Property or the Dayton Place Property, with such fees being more particularly described on Schedule 5.5(i).  Buyer agrees and does hereby assume all liabilities and obligations of Sellers, if any, associated with such entrance fees as Buyer’s sole responsibility, liability, cost and expense, and there shall be no credit to Buyer at Closing with respect to such entrance fees scheduled on Schedule 5.5(i) or with respect to any additional entrance fees consented to by Buyer after the Effective Date, which consent may be given or withheld in Buyer’s sole discretion.

(j)                                  To the extent assumed by Buyer pursuant to Section 13.5, at the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the aggregate of the then-outstanding principal balances due under the applicable Loan Documents and any interest and other charges accrued thereon which have not been paid prior to the Closing Date and which relate to any period of time prior to and including the Proration Date.  Sellers acknowledge that interest under the Loan Documents is paid in arrears.  At Closing, the applicable Seller shall receive a credit for the balance in any escrows maintained with respect to any Loan that is being transferred to Buyer; provided, however, in no event shall the applicable Seller receive a credit for any escrows which are reserve accounts for any Tenant Lease or Management Agreement, which are otherwise to be credited or paid to Buyer pursuant to Section 5.5(h).

(k)                              Prorations and credits shall be calculated on the basis of the best information available at Closing.  The amount of all prorations and credits shall be subject to adjustment in cash after Closing, as and when more complete and accurate information becomes available.  Sellers and Buyer agree to cooperate and use their best efforts to make such adjustments not later than ninety (90) days after the Closing Date (which cooperation may include permitting reasonable inspections of the other parties’ books and records).

(l)                                  This Section 5.5 shall survive Closing.

ARTICLE 6. - TITLE

6.1                            Title Commitments and Surveys.  Sellers have provided through the Data Room commitments to issue an Owner’s Policy of Title Insurance (standard coverage) for the Real Property in such form as is customary for transactions in the state in which the applicable Property is located, along with legible copies of all documents referenced in said title commitment (each a “Title Commitment”), such that Buyer shall obtain from Title Company at Closing an Owner’s Policy of Title Insurance (standard coverage) insuring that fee simple title to the Real Property with respect to each Property is vested in Buyer, subject only to the matters approved (or deemed approved) by Buyer pursuant to this Section 6.1, on such form as is customary for transactions in the state in which the applicable Property is located, together with any endorsements reasonably requested by Buyer and available in the state in which the applicable Property is located (the “Title Policy”).  Sellers have provided through the Data Room ALTA As-Built surveys for the Real Property with respect to each Property in such form as is customary for transactions in the state in which the applicable Property is located (each, a “Survey”), and Buyer has obtained, or has had the opportunity to obtain, an update to, or recertification of, each Survey.  Buyer may object to any matters which are revealed by any update to any Title Commitment or any Survey that were not disclosed in any version of such Title Commitment or Survey that were provided via the Data Room prior to the Effective Date or were not otherwise previously disclosed to or approved by Buyer in writing prior to the Effective Date, the effect of which would constitute a Material Adverse Effect, by giving Notice to Sellers within five (5) Business Days of receipt of the update disclosing such new matter.  Any matters to which Buyer objects pursuant to this Section 6.1 shall constitute “Unpermitted Exceptions”.  For purposes of clarification, neither matters disclosed on any Title Commitment or Survey provided via the Data Room prior to the Effective Date, nor any Loan Documents assumed by Buyer, shall be Unpermitted Exceptions.  The applicable Sellers shall notify Buyer in writing (with a copy of Sellers’ Notice to Escrow Holder) within five (5) Business Days of receiving the applicable Buyer’s Notice as to whether the applicable Sellers will cure any Unpermitted Exceptions.  The failure to so notify Buyer within such five (5) Business Days shall be deemed an election to not cure such Unpermitted Exceptions.  If Sellers elect to cure such Unpermitted Exceptions, Sellers shall do so at their own expense. Upon Buyer’s failure to timely object to any matters shown on a Title Commitment or a Survey or any updates thereto, such matters shall thereafter be deemed approved by Buyer.  Any matter which Sellers elect (or are deemed to have elected) not to cure shall also be deemed approved by Buyer unless Buyer elects to terminate this Agreement by written notice to Sellers and Escrow Holder within five (5) Business Days after Buyer receives written notice of Sellers’ election (or within five (5) Business Days after Sellers are deemed to have elected) not to cure such Unpermitted Exception.  If Sellers elect to cure any or all of the Unpermitted Exceptions, but are unable to complete the cure of such Unpermitted Exceptions before Closing, and the failure to cure such Unpermitted Exception constitutes a Material Adverse Effect, Buyer shall have the right, in its absolute discretion, to elect, upon written notice to Sellers, to either (i) terminate this Agreement and receive a return of the Deposit or (ii) to take such title to the Property with no abatement of the Purchase Price.  Failure by Buyer to deliver the notice referred to in the immediately preceding sentence shall be deemed an election under (ii) above.  Irrespective of whether or not Buyer has objected to such matters pursuant to this Section 6.1, and subject to Section 5.4(b)(iii) regarding payment of costs and fees for discharging the Buyer Discharged Debt, at or before the Closing, Sellers, at their sole cost and expense, shall be responsible for removing and discharging any monetary liens encumbering the Property (including, without limitation any liens securing the Payoff Loans) other than taxes and assessments that are not due and payable and any Loan Documents which Buyer assumes.  If Buyer does not assume one or more Loans and the applicable Loan Documents at Closing in accordance with the terms of Section 13.5, all principal and accrued interest or other charges thereunder shall be paid from the Purchase Price, and Buyer shall pay all other amounts related thereto as set forth in Section 5.4(b)(iii).

ARTICLE 7. - DELIVERY OF DOCUMENTS BY SELLERS

7.1                            Due Diligence Materials.

(a)                               Prior to the Effective Date, Sellers have provided Buyer and its agents, representatives, lenders, investors, principals and affiliates (collectively the “Due Diligence Parties”) with certain documents and information relating to the Properties (collectively “Due Diligence Materials”) through either of the following means: (i) access to Due Diligence Materials provided in the Data Room prior to the Effective Date, or (ii) delivery of CDs or other electronic media to Buyer prior to the Effective Date containing Due Diligence Materials. The Due Diligence Materials include, to the extent available, the Leases, the Management Agreements, the Loan Documents, the Buyer Discharged Debt, the Contracts, the material Ancillary Agreements, the Title Commitments, the Surveys, the Environmental Reports, appraisals, and other reports concerning the Properties in Sellers’ possession or control, currently effective Licenses and Permits and compliance surveys relating thereto, financial statements for Sellers, financial statements for the Properties relating to the period during which Sellers or their affiliates owned such Properties (but dating back not more than three (3) years), litigation files relating to pending litigation that materially affects the ownership or ongoing operations of any Property, and employee files for employees at the Properties, to the extent Sellers are not prohibited by applicable law from transferring such files.  Sellers shall continue to provide Buyer access to the Data Room referred to in this Section 7.1(a) through the Closing Date or termination of this Agreement.

(b)                              Sellers are providing the Due Diligence Materials as an accommodation to Buyer and, except as expressly set forth in this Agreement, Sellers make no representations or warranties with respect to the completeness or accuracy of the Due Diligence Materials and other materials referred to above or referred to in any of the Schedules attached hereto or thereto.

ARTICLE 8. - ACCESS; APPROVED CONTRACTS

8.1                            Access to Properties, Managers and Tenants.  (a)      From the Effective Date and continuing through the Closing Date, Buyer, and its agents and representatives, shall be entitled to enter onto each Property, to assess the ongoing operations and physical condition thereof in accordance with the terms of that certain Site Access Agreement and Escrow Agreement by and between Sellers and Buyer dated as of October 27, 2014 (the “Site Access Agreement”).  The terms and provisions of the Site Access Agreement are incorporated herein by reference, including without limitation all obligations of Buyer to indemnify Sellers set forth therein, which obligations shall survive the termination of this Agreement.  In the event of any conflict between the terms and provisions of this Agreement and those of the Site Access Agreement, the terms and provisions of this Agreement shall control.

(b)                              From and after the Effective Date and continuing until the Closing Date, Sellers shall facilitate such meetings among Buyer and the Tenants and Managers as Buyer may from time to time reasonably request, and Buyer shall have the opportunity to meet with such

Tenants and Managers to discuss the business plan for each Property for the period from and after the Closing Date.  Buyer shall keep Sellers apprised about the schedule of such meetings.

8.2                            Assumption of Approved Contracts.  All Contracts, except those listed on Schedule 8.2, are “Approved Contracts.”  The Approved Contracts shall include all Resident Agreements (with respect to the CLP Managed Properties) and all Contracts entered into in compliance with Section 12.2.  Upon Closing, Buyer shall assume all of Sellers’ obligations under the Approved Contracts first arising from and after the Closing Date, including, without limitation, the obligation to make any payment under the Earn Out Agreement which becomes due and payable as of or after Closing.

8.3                            Assumption of Management Agreements.  At any time prior to March 2, 2015, Buyer may, by Notice to Sellers, require that Sellers terminate any Management Agreement effective as of the Closing Date (any such Management Agreements being the “Terminated Management Agreements”).  If Buyer gives such Notice, Sellers shall cause such Terminated Management Agreements to be terminated effective as of the Closing Date in accordance with the terms of the applicable Terminated Management Agreements permitting termination upon the sale of a Property where applicable.  Upon such termination, Sellers shall promptly pay the applicable Manager(s) any fees and costs accrued to such Manager under such Terminated Management Agreement, and, at Closing, Buyer shall pay any separate termination fees owed to any applicable Manager(s) pursuant to Section 5.4(b).  At Closing, Buyer shall assume all Management Agreements other than the Terminated Management Agreements and any Management Agreements that are terminated as a result of a conversion of any Management Agreement relationship to a leasehold relationship (the “Assumed Management Agreements”) pursuant to the Assignments of Management Agreement.

ARTICLE 9. - REPRESENTATIONS AND WARRANTIES OF SELLERS

9.1                            Representations and Warranties of Sellers.  Sellers make the following representations and warranties to Buyer:

(a)                               Capacity.  Each Seller is a limited liability company or corporation organized, validly existing and in good standing under the laws of the State of Maryland or the State of Delaware, as applicable, and is qualified to do business in each state where the ownership of its assets or the conduct of its business makes such qualification necessary.  Each Seller has the requisite right, power, legal capacity, and authority to enter into this Agreement and to fully perform each and all of its respective obligations under this Agreement.

(b)                              Due Authorization.  This Agreement has been, and each of the documents to be executed hereafter by each Seller and delivered to Buyer or Escrow Holder will, at the time such delivery is made, be duly authorized, executed and delivered by the Seller making delivery of same, and is or will be the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms, and does not or will not violate any provision of any agreement to which such Seller is a party or to which such Seller is subject.

(c)                               Seller Not a “Foreign Person”.  No Seller is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

(d)                             Litigation.  Except as set forth on Schedule 9.1(d), to Sellers’ knowledge, there are no pending or threatened lawsuits or proceedings involving any Property or any Seller’s rights in, to or under the Property that affects the ownership or ongoing operations of any Property.  To Sellers’ knowledge, except as set forth on Schedule 9.1(d), there are no existing or pending or threatened actions, suits, litigation, claims, proceedings, or governmental investigations with respect to any aspect of any Property or the Properties or affecting any Seller’s right to enter into or perform its obligations under this Agreement.

(e)                               Absence of Condemnation Proceedings.  Except as set forth on Schedule 9.1(e), Sellers have received no written notice of any pending eminent domain or condemnation proceeding affecting any Property or any portion thereof, and to the knowledge of Sellers, there is no pending or threatened eminent domain or condemnation proceeding affecting any Property or any portion thereof.

(f)                                This Agreement Not in Conflict.  To Sellers’ knowledge, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in a breach of or constitute a default under any other agreement, commitment or obligation to which any Seller or any Property is bound.

(g)                              Solvency.  No Seller has:  (i) filed any voluntary petition in bankruptcy (liquidation or reorganization) or suffered the filing of any involuntary petition by its creditors; (ii) made a general assignment for the benefit of creditors; (iii) suffered the appointment of a receiver or trustee to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

(h)                              Financial Statements.  Complete copies of unaudited, financial statements of each Seller consisting of the balance sheet and statements of income (collectively, the “Financial Statements”) as well as the audited financial statements of the Company solely with respect to the Properties for the three (3) calendar years  ending December 31, 2011, 2012 and 2013, and unaudited financial statements of each Seller for the nine (9) month period ended September 30, 2014, if any, have been posted to the Data Room prior to the Effective Date.  To Seller’s knowledge, all such financial statements were prepared in accordance with GAAP consistently applied, and present fairly the financial condition of each Seller for the periods to which they pertain.  To Sellers’ knowledge, there has been no material adverse change in the financial condition of any Seller since the most recent period covered by such financial statements.

(i)                                  Title to the Assets.  Each Seller (other than the Seller Tenants) is the fee owner of the Land and Improvements associated with the Property associated with such Seller as set forth on Exhibit A.

(j)                                  Compliance with Applicable Law.  Except as set forth on Schedule 9.1(j), no Seller has received any written notice of, and no Seller has any knowledge of, any violation of any provision of any applicable law, including, without limitation, any Healthcare Laws, with respect to the ownership, operation, use, maintenance or condition of any Property which has not been cured or dismissed.  None of Sellers, or to Sellers’ knowledge, the Managers or the directors thereof has been convicted of any violation of Healthcare Laws.

(k)                              Taxes.  Except as set forth on Schedule 9.1(k), no Seller has received any written notice for an audit or delinquency of any taxes with respect to each Property which has not been resolved or completed.  To the knowledge of Sellers, there are no outstanding unpaid municipal assessment notices against any Property.  To the knowledge of Sellers, all state and local tax returns and tax reports required to be filed by any Seller on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of such returns were true, correct and complete in all material respects as filed; and all corresponding taxes have been paid.  To the knowledge of Sellers, all taxes and other assessments and levies for material amounts which any Seller is required by law to withhold or to collect with respect to each Property have been duly withheld and collected, and have been paid over to the proper governmental authorities and agencies to the extent due and payable.

(l)                                  Licenses and Permits.  To Sellers’ knowledge, the applicable Seller, Manager or Tenant owns or possesses all Licenses and Permits required to conduct its business at each Property as currently conducted.  A listing of all such Licenses and Permits is attached hereto as Schedule 9.1(l).  To the knowledge of Sellers, true, correct and complete copies of all such Licenses and Permits, have been provided to Buyer through the Data Room prior to the Effective Date.  No Seller has received any written notice from any Governmental Authority or other Person, and no Seller has knowledge, of any violation, default, suspension, revocation or non-renewal of any of the Licenses and Permits set forth on Schedule 9.1(l) that has not been cured or dismissed.  To Seller’s knowledge, all of the Licenses and Permits set forth on Schedule 9.1(l) are in full force and effect and in good standing and no Seller has taken any action (or failed to take any action) which might jeopardize the effectiveness or good standing of any of such Licenses and Permits.  Sellers have provided Buyer through the Data Room prior to the Effective Date with true, correct and complete copies of all compliance surveys related to the material Licenses and Permits, conducted by or on behalf of a Governmental Authority, with respect to the Properties which were conducted within two (2) years prior to the Effective Date, provided that with respect to the CLP Leased Properties, compliance surveys have only been provided to the extent the applicable Tenant has provided the same to the applicable Seller.

(m)                          Sanctions.  No Seller has received any written notice of, and to the knowledge of Sellers there is no, imposed or threatened sanction, audit, inquiry or investigation by any Governmental Authority having jurisdiction over any Seller, Manager, Tenant or Property that applies to or may affect the operation of any Property.  No Seller has received any written notice of deficiencies or alleged or potential deficiencies from any such Governmental Authority with respect to any Property or the business conducted thereon that has not been cured or dismissed.

(n)                              Purchase Rights.  Except as set forth on Schedule 9.1(n), there are no options or other agreements of any kind, whereby any Person other than Buyer will have acquired or will have any right to acquire title or interest to all or any portion of any Property.

(o)                              Contracts and Ancillary Agreements.  A list of the Material Contracts in effect as of the Effective Date with respect to each Property is set forth on Schedule 9.1(o).  A list of the material Ancillary Agreements in effect as of the Effective Date with respect to each Property is set forth on Schedule 2.1(a).  To the knowledge of Sellers, true, correct and complete copies of the Contracts and material Ancillary Agreements have been provided to Buyer through the Data Room prior to the Effective Date.  No Seller has received any written notice, and no Seller has knowledge, of any material breach of any Contract or material Ancillary Agreement that has not been cured or dismissed. Schedule 9.1(o) sets forth a computation of the amounts owed (or which may be owed) under the Earn Out Agreement.

(p)                              Labor and Employment Matters.  No Seller is a party to any collective bargaining agreement or relationship with any labor union that affects any Property.  To the knowledge of Seller, there are no union organizing activities, strikes, work stoppages or slow-downs in respect of the businesses operated at the Properties.  All employees at the CLP Leased Properties are employees of the applicable Tenant or its affiliate and all employees at the CLP Managed Properties are employees of the applicable Manager or its affiliate.  No employees at any Property are employees of any Seller or its affiliate.

(q)                              Environmental Condition of Land.  To the knowledge of Sellers, except as set forth in the Environmental Reports, there are no underground storage tanks on any of the Land, the Land does not contain any Hazardous Materials and no Seller, Tenant or other occupant or user of the Land has stored, disposed of, released or caused the release of any Hazardous Materials (other than any Hazardous Materials situated on the Land in the ordinary course of business of any tenant or other occupant or user of the Land which are stored, held, used and disposed of in compliance with applicable laws).

(r)                                 Patriot Act.  None of Sellers, their officers, members, or principals or, to the knowledge of Seller, shareholders, are listed on the Office of Foreign Assets Control list as “Terrorists” or “Specially Designated Nationals and Blocked Persons”, and none of Sellers, their officers, members, shareholders or principals shall transfer the proceeds obtained as a result of this Agreement to any Person listed on the Office of Foreign Assets Control list as “Terrorists” or “Specially Designated Nationals and Blocked Persons”, or otherwise be in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

(s)                                Restriction of Access.  Except as set forth on Schedule 9.1(s), no Seller has any knowledge of any current federal, state, county or municipal plans to materially restrict or materially change access to any part of any of the Real Property from any highway or road leading directly to or abutting any part of the Real Property or to change the zoning of the Real Property in a manner that would affect the permitted use of any Real Property.

(t)                                 Finders and Investment Brokers.  Other than Jefferies LLC who is being paid by Sellers pursuant to a separate written agreement between Jefferies LLC and Sellers, Sellers have not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of them in connection with the transactions contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions contemplated by this Agreement.

(u)                              Resident Agreements.  To Sellers’ knowledge, Schedule 9.1(u) sets forth a true, correct and complete census report for each Property.  To the knowledge of Sellers, true, correct and complete copies of the forms of Resident Agreements, and any Resident Agreements that are not in form and substance substantially similar to the forms of Resident Agreements, have been provided to Buyer through the Data Room prior to the Effective Date.  Except as otherwise set forth on Schedule 9.1(u), to Sellers’ knowledge: (i) each of the Resident Agreements is in full force and effect on the terms set forth therein; (ii) there are no defaults or circumstances which, with the giving of notice, the passage of time or both, would constitute a material default by either party under any Resident Agreement; (iii) each resident is legally required to pay all sums and perform all material obligations set forth in its Resident Agreement without concessions, abatements, offsets, defenses or other basis for relief or adjustment; (iv) no resident is entitled to any “guaranteed” rates or other arrangement that would preclude charging market rates to such resident for periods longer than three (3) months as part of normal rate cycle or move-in incentives as disclosed in the census reports set forth on Schedule 9.1(u); (v) no resident has provided any Seller with any security deposit or Resident Trust Funds; and (vi) no resident has prepaid any rent or other charge more than thirty (30) days in advance of its due date.

(v)                              Tenant Leases.  Schedule 9.1(v) sets forth a true, correct and complete rent roll with respect to the Tenant Leases.  True, correct and complete copies of all Tenant Leases have been provided to Buyer through the Data Room prior to the Effective Date, no Tenant Lease has been amended except as evidenced by amendments similarly provided and each Tenant Lease constitutes the entire agreement between the applicable Seller and the applicable Tenant.  Except as set forth on Schedule 9.1(v): (i) to the knowledge of Sellers, each of the Tenant Leases is in full force and effect on the terms set forth therein; (ii) to the knowledge of Sellers, there are no defaults or circumstances which, with the giving of notice, the passage of time or both, would constitute a default by either party under any Tenant Lease; (iii) no Tenant has asserted in writing and, to the knowledge of Sellers, no Tenant has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under its Tenant Lease; (iv) no Tenant has prepaid any rent or other charges; (v) no Seller has any present or future obligation to provide any Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements except as specifically set forth in each Tenant Lease or in any approved budgets; (vi) no Seller has any present or future obligation to pay any lease commissions with respect to any Tenant Lease and all such lease commissions have been paid in full; (vii) no Tenant has requested in writing a modification of its Tenant Lease, or a release of its obligations under its Tenant Lease or has given any written notice terminating its Tenant Lease, and no Tenant has been released of its obligations under its Tenant Lease; and (viii) no guarantor has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Tenant Lease.

(w)                          Management Agreements.  True, correct and complete copies of all Management Agreements have been provided to Buyer through the Data Room prior to the Effective Date, no Management Agreement has been amended except as evidenced by amendments similarly provided and each Management Agreement constitutes the entire agreement between the applicable Seller and the applicable Manager.  Except as set forth on Schedule 9.1(w): (i) to the knowledge of Sellers, each of the Management Agreements is in full force and effect on the terms set forth therein; (ii) to the knowledge of Sellers, there are no defaults or circumstances which, with the giving of notice, the passage of time or both, would constitute a default by either party under any Management Agreement; (iii) no Manager has asserted in writing and, to the knowledge of Sellers, no Manager has any defense to, offsets or claims against, amounts owed to any Seller under its Management Agreement or the performance of such Manager’s other obligations under its Management Agreement; (iv) no Manager has requested in writing a modification of its Management Agreement, or a release of its obligations under its Management Agreement or has given any written notice terminating its Management Agreement, and no Manager has been released of its obligations under its Management Agreement; and (v) no guarantor has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Management Agreement.

(x)                              Loan Documents.  True, correct and complete copies of all Loan Documents and Buyer Discharged Debt have been provided to Buyer through the Data Room prior to the Effective Date, neither the Loan Documents nor the Buyer Discharged Debt have been amended except as evidenced by amendments similarly delivered and the Loan Documents and the Buyer Discharged Debt constitute the entire agreement between the applicable Seller and the applicable lender with respect to the applicable loan.  No Seller has received any written notice of default under any of the Loan Documents or Buyer Discharged Debt.  To the knowledge of the Sellers, (i) all of the representations and warranties made by any Seller in any of the Loan Documents and Buyer Discharged Debt remain true, accurate and complete in all material respects, (ii) no Seller is in default in the performance or satisfaction of any agreement or condition on its part to be performed or satisfied under the Loan Documents and the Buyer Discharged Debt, (iii) no event has occurred which, with the giving of notice and/or the passage of time, could reasonably be expected to constitute a material default by any party under any Loan Document or Buyer Discharged Debt, and (iv) no waiver or indulgence has been granted by any lender under any Loan Document or Buyer Discharged Debt.  As of the Effective Date, the outstanding principal balance due under each Loan is set forth on Schedule 2.1(b), and the outstanding principal balance under each Buyer Discharged Debt is set forth on Schedule 5.4(b)(iii).

(y)                              Third Party Payor Programs.  Except as set forth in Schedule 9.1(y), to the knowledge of Sellers, no Seller or any Property (nor any third party providing services to the Property) participates, or ever has participated, in any Medicare, Medicaid or similar government reimbursement program, or other third party payor programs with respect to the Properties.

(z)                               Required Consents.  Each Seller has obtained and will maintain in effect all governmental and other third party consents required for the execution and delivery of this Agreement.  Except for consents required by Lenders with respect to Buyer’s assumption of the Loan Documents and consents required by the applicable Governmental Authority with respect to the Licenses and Permits, each Seller has obtained or will obtain prior to Closing all governmental and third party consents which, to Sellers’ knowledge, are required for each Seller’s performance of this Agreement and its consummation of the transactions contemplated hereby.

(aa)                        Other Agreements.  Other than the Tenant Leases, the Assumed Management Agreements, the Approved Contracts, the Ancillary Agreements, the Loan Documents and the matters approved (or deemed approved) by Buyer pursuant to Section 6.1, there are no other agreements, contracts or other instruments with respect to or otherwise affecting any Property that will be binding on Buyer after the Closing.

(bb)                      All Senior Living Business.  The Properties and the Ancillary Agreements constitute all of the senior living business of the Company.

9.2                            Knowledge of Sellers.  The term “knowledge of Sellers” or any similar phrase as used in this Agreement shall be limited to the actual knowledge of Michael Tetrick (Senior Vice President of CNL  Financial Group Investment Management, LLC), Kevin Maddron (Senior Managing Director Healthcare and Senior Housing of CNL Financial Group Investment Management, LLC) and Tracey Bracco (Vice President of each Seller), without imposing any duty of investigation or inquiry or personal liability upon any such individuals.  Sellers hereby represent and warrant that the individuals listed in the preceding sentence are the individuals acting on behalf of Sellers who would reasonably be expected to have knowledge of the matters set forth herein.

9.3                            Survival of Representations and Warranties.  The representations and warranties made in this Agreement by any Seller shall be continuing and shall be deemed remade by such Seller as of the Closing Date, with the same force and effect as if first made on, and as of, the Closing Date subject to further disclosures made by Sellers to Buyer in writing after the Effective Date but prior to the Closing Date; provided, however, no such further disclosures shall be deemed to amend the representations and warranties for purposes of determining satisfaction of the Buyer Condition Precedent set forth in Section 14.1(c) except to the extent that such disclosures (i) individually or in the aggregate would not result in a Material Adverse Effect (without regard to any materiality qualifiers otherwise included in such representations and warranties) as of the Closing Date, or (ii) relate to conditions cured by Sellers prior to Closing.  All representations and warranties made in this Agreement by any Seller, as updated by Sellers following the Effective Date and prior to the Closing Date, shall survive the Closing for a period ending on the earlier of (i) the day that is six (6) months after the Closing Date and (ii) December

31, 2015, plus, with respect to representations and warranties for which an action for breach is commenced prior to such period, such additional time as may be necessary to resolve any such actions (in each case, the “Survival Period”).

9.4                            Limitation on Claims.  Notwithstanding any provision of this Agreement to the contrary, no Seller shall have any liability to Buyer or any of its affiliates, with respect to any Claims based on Known Matters of which Buyer has actual knowledge or written notice prior to the Effective Date. If Buyer first obtains actual knowledge or written notice of Known Matters after the Effective Date but prior to Closing, and nevertheless proceeds to Closing despite the ability to terminate this Agreement pursuant to the terms of this Agreement, Buyer agrees that Sellers shall have no liability to Buyer or any of its affiliates with respect to any Claims relating to such Known Matters.  If Buyer discovers a breach of any representations, warranties or covenants of Sellers, the Sellers shall not be liable, individually or collectively, in connection therewith, unless and until (in addition to the other limitations set forth in Section 9.3 or in this Section 9.4) the total of all Claims for indemnity or damages with respect to any such breach is reasonably estimated to exceed Two Hundred Thousand and NO/100 Dollars ($200,000.00) in the aggregate (the “Deductible”); provided, however, if such Claims and liabilities exceed the Deductible, then Sellers shall be liable for all such Claims and liabilities, including the amount of the Deductible, but subject to the Seller Liability Cap (defined below).  Known Matters of which Buyer is actually aware or of which it has received written notice prior to the Effective Date (in the event Buyer elects to not proceed to Closing due to a breach by Seller) or prior to or as of the Closing Date (in the event Buyer elects to close notwithstanding such Seller breach despite the ability to terminate this Agreement pursuant to the terms of this Agreement as a result of such Seller breach) shall not form the basis of a Claim and shall not be counted in determining whether the Deductible has been reached.  In no event shall any party be liable to any other party or any of its affiliates, designees, successors or assigns for indirect, special, speculative or punitive damages arising out of or in connection with this Agreement.  Further, Buyer acknowledges and agrees that Sellers’ total liability, in the aggregate, under this Section 9.4 shall not exceed Ten Million and NO/100 Dollars ($10,000,000.00) (the “Seller Liability Cap”).  Notwithstanding the foregoing, in no event shall (a) the Deductible or the Seller Liability Cap apply to any post-Closing adjustments pursuant to Section 5.5(k); and (b) the Deductible, the Seller Liability Cap or the Survival Period limit any Claims or liabilities arising out of any fraud by any Seller.  The provisions of this Section 9.4 shall survive Closing.

ARTICLE 10.- REPRESENTATIONS AND WARRANTIES OF BUYER; SURVIVAL

10.1                    Representations and Warranties of Buyer.  Buyer makes the following representations and warranties to Sellers:

(a)                               Capacity of Buyer.  Buyer is a real estate investment trust organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in all states in which the ownership of its assets or the conduct of its business makes such qualification necessary.  Buyer has the requisite right, power, legal capacity, and authority to enter into this Agreement and to fully perform each and all of its obligations under this Agreement.

(b)                              Due Authorization.  This Agreement has been, and all of the documents to be executed hereafter by Buyer and delivered to any Seller or to Escrow Holder will, at the time delivery is made, be duly authorized, executed and delivered by Buyer, and is or will be the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and does not or will not violate any provisions of any agreement to which Buyer is a party or to which Buyer or any material part of its assets is subject.

(c)                               Required Consents.  Buyer has obtained and will maintain in effect all governmental and other third party consents required for the execution and delivery of this Agreement.  Except for consents required by Lenders with respect to Buyer’s assumption of the Loan Documents and consents required by the applicable Governmental Authority with respect to the Licenses and Permits, Buyer has obtained or will obtain prior to Closing governmental and third party consents which, to Buyer’s actual knowledge, are required for the Buyer’s performance of this Agreement and its consummation of the transactions contemplated hereby.

(d)                             Assignees.  As a condition to the right of Buyer to assign its rights hereunder to any assignee or designee permitted by Section 17.13, Buyer shall cause each such assignee or designee to make representations and warranties to the Sellers substantially similar to those contained in the foregoing subsections of this Section 10.1.

(e)                               Sufficient Funds.  Buyer will have access at Closing to immediately available funds sufficient to complete the Acquisition.  Buyer’s obligation to acquire the Properties is not subject to any financing condition or financing contingency except for the assumption of the Loans and the Loan Documents.

(f)                                Finders and Investment Brokers.  Other than Jefferies LLC who is being paid by Sellers pursuant to a separate written agreement between Jefferies LLC and Sellers, Buyer has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of it in connection with the transactions contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions contemplated by this Agreement.

10.2                    Survival of Representations and Warranties.  The representations and warranties made in this Agreement by Buyer (or any assignee or designee thereof pursuant to Section 10.1(d)) shall be continuing and shall be deemed remade by Buyer (or such assignee or designee) as of the Closing Date, with the same force and effect as if first made on, and as of, the Closing Date.  All representations and warranties made in this Agreement by Buyer (or any assignee or designee thereof pursuant to Section 10.1(d)) shall survive the Closing for the Survival Period.

ARTICLE 11. - DISCLAIMER; AS-IS CONVEYANCE; DISCHARGE

11.1                    Disclaimer.  Except for the express representations and warranties of Sellers made in this Agreement and in the Seller Conveyancing Documents, the Sellers disclaim and shall not be liable for any verbal or written statements, conversations, representations or information, if any, otherwise made or given by any such Person or any of their respective agents, employees, attorneys or representatives, or the affiliates, successors, or assigns of any of them, or by any other Person or Persons, to Buyer, to any agent or employee of Buyer, or to any other Person or Persons, with respect to any aspect or feature of the Properties (including any information related to a Property’s value, condition, or compliance with laws, the status of any permits or approvals, or the existence or absence of any Hazardous Materials on any Property).  All such statements, conversations, representations and information, if any, are merged into and superseded by this Agreement, and Buyer agrees that it shall not be entitled to rely upon any such statements, conversations, representations or information.  As used herein, the term “Hazardous Materials” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” regulated under any applicable federal, state or local laws, rules or regulations but, except as expressly provided herein, does not include asbestos.

11.2                    As Is Conveyance.  Buyer agrees on behalf of itself and its designees, successors and assigns that, upon the Closing, except as otherwise provided in this Agreement and in the Seller Conveyancing Documents, any Person to whom any Property shall be conveyed shall conclusively be deemed to have accepted such Property in its then existing condition, “AS IS, WHERE IS AND WITH ALL FAULTS” without representation or warranty of any kind or nature whatsoever and with all faults and problems of any kind and/or nature whatsoever that may then exist, whether the same are of a legal nature, a physical nature, or otherwise and whether they are known or unknown to such Person and whether or not such faults are latent or capable of being discovered at or prior to Closing.  Buyer further acknowledges that such existing conditions, faults, and problems include or may include (by way of illustration only, and without in any way limiting the generality of the foregoing) the following: (a) any possibility that the construction and/or use of the Property may not be in accordance with applicable statutes, ordinances, rules, regulations, building codes, zoning restrictions, master plan restrictions, or administrative or judicial orders or holdings, whether or not appearing in the public records or in material, if any, supplied to Buyer by any Seller or otherwise; (b) any possibility that construction or other defects may exist in the Property; (c) any possibility that the Property is contaminated with Hazardous Materials; and (d) any possibility that the leased equipment is not currently in the condition required under the terms of the applicable equipment lease.  Without limiting the generality of the foregoing, Buyer acknowledges and agrees that, except as otherwise provided in this Agreement and in the Seller Conveyancing Documents, it is acquiring the Properties pursuant to this Agreement based solely on Buyer’s own evaluation of the Properties’ condition and past and future financial performance.  Buyer represents, warrants and acknowledges that it is experienced in the ownership and/or operation of senior living properties, that it is competent to evaluate the physical and operational condition and prospects of the Properties, that it has had the opportunity to conduct due diligence on the Properties and to satisfy itself as to the condition and quality of operations thereof, and that it has satisfied itself as to such condition and quality of operations.

11.3                    Discharge.  Buyer, on behalf of itself and its agents, heirs, successors and assigns waives, releases, acquits and forever discharges Sellers, and their affiliates, owners, officers, directors, partners, employees, agents and representatives, of and from any and all Claims whatsoever, direct or indirect, known or unknown, foreseen or unforeseen (including but not limited to Claims for cost recovery or contribution under Environmental Laws), which such

Person or any of such Person’s heirs, successors, or assigns now has or which may arise in the future on account of or in any way related to or in connection with any past, present or future aspect, feature, characteristic, circumstance or condition relating to, arising out of or in connection with any Property; provided, however, that the waivers, releases and discharges set forth in this Section 11.3 is not intended and shall not be construed to affect or impair any rights or remedies that Buyer may have against Sellers as a result of (i) a breach of any of Sellers’ representations or warranties or of any covenant of any Seller expressly set forth in this Agreement or in any Seller Conveyancing Document, subject to the terms and limitations on Sellers’ liability as set forth elsewhere in this Agreement, or (ii) any action taken by any Seller at or with respect to the Property following Closing.  THE FOREGOING WAIVER AND RELEASE SHALL APPLY, WITHOUT LIMITING THE FOREGOING, TO ANY AND ALL SUCH CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF ANY SELLER AND/OR ANY STRICT LIABILITY.

/s/ DJH
BUYER’S INITIALS

ARTICLE 12. - SELLERS COVENANTS

12.1                    Insurance to Remain in Force Through Closing.  Sellers shall, or shall cause the applicable Tenant or Manager to, maintain continuously in force through the Closing Date policies of insurance substantially equivalent to those insurance policies required by the applicable Tenant Lease or Management Agreement (except to the extent that, for reasons beyond the reasonable ability of the Sellers to control, particular terms of coverage are no longer available at commercially reasonable rates, in which case Sellers shall notify the Buyer, promptly after becoming aware, of any such terms of coverage that are no longer available at commercially reasonable rates).

12.2                    Maintenance and Operation of Property.  Prior to the Closing, the Sellers, as applicable, shall use commercially reasonable efforts to cause Tenant or Manager with respect to each Property, as applicable, to, operate, maintain and repair such Property in the ordinary course of business consistent with past practices, and to maintain substantially the services and levels of Goods and Inventory at each Property as are required under the applicable Tenant Lease or Management Agreement.  The Tenants, Seller Tenants and Managers may enter into new Resident Agreements in the ordinary course of business in a manner consistent with past practices, which Resident Agreements, to the extent relating to CLP Managed Properties, shall constitute Resident Agreements to be assigned to Buyer hereunder, provided that such Resident Agreements are on substantially the same form as provided in the Data Room as of the Effective Date, and are at prevailing rates with no concessions, discounts or other incentives unless consistent with past practices or otherwise approved by Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.  The Tenants and Managers may enter into new contracts in the ordinary course of business in a manner consistent with past practices (which contracts, if related to the CLP Managed Properties, shall be Approved Contracts if Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed) has been obtained); provided, however, that any new contract that has terms or provisions that require the applicable Seller’s approval pursuant to the terms of the Tenant Lease or Management Agreement shall also require the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed (and, where Sellers advise Buyer that a Material Contract is necessary to make urgent repairs or to respond to exigent circumstances, Buyer agrees to respond to Sellers’ request for approval within two (2) days; in the absence of a contrary response to Sellers’ request for approval within such period, Buyer shall be deemed to have approved the request).  Except with respect to the Resident Agreements and contracts entered into in the ordinary course of business in a manner consistent with past practice as mentioned above in this Section 12.2, no Seller shall enter into, modify, amend or terminate, or give or withhold any approval or consent or exercise or waive any right under, any of the Tenant Leases, Management Agreements, Approved Contracts, Ancillary Agreements or Loan Documents, or make or enter into any other agreement with respect to any Property which would encumber or be binding upon the Property from and after the Closing Date, without Buyer’s prior, written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer’s consent shall not be required with respect to consents or approvals given by any Seller in connection with (i) any action to protect person or property; and (ii) the approval of the initial budget under any Tenant Lease or Management Agreement relating to the 2015 calendar year (but approval will be required for any approval of any subsequent amendment thereto or variance therefrom).

12.3                    Payment of Bills.  Sellers of the CLP Managed Properties shall pay or cause to be paid all Seller Payables, including bills and invoices for labor, goods, materials, services, utility charges, employee salary and benefits and all other charges for goods or services furnished to the Properties prior to the Closing Date.  Notwithstanding anything to the contrary recited herein, in no event shall Sellers delay the payment of any of Seller Payables that would interfere with or disrupt the operation of the Properties.  This Section 12.3 shall survive the Closing.

12.4                    Employees.

(i)                                  Sellers and Buyer acknowledge that by Sellers and Seller Tenants assigning the Tenant Leases and Assumed Management Agreements (respectively) to Buyer at Closing, no termination of employment of employees shall occur in connection with the Closing with respect to the applicable Properties, and that it is the understanding and expectation of the parties that the transaction contemplated by this Agreement with respect to such Properties does not create any liability under the WARN Act (129 U.S.C. § 2101 et seq.) or under any similar state laws.  With respect to the Terminated Management Agreements or any Management Agreements terminated as a result of a conversion of any Management Agreement relationship to a leasehold relationship (to the extent any such conversion results in the termination of any such employees), Buyer shall offer, or shall cause any successor operator to offer, employment to all or substantially all of the employees at the CLP Managed Properties corresponding to such Management Agreements in a manner that avoids any liability under the WARN Act or under any similar state laws.  To the extent any liability arises or is asserted to arise under the WARN Act or under any similar state laws in connection with the transaction contemplated by this Agreement (such as in connection with causing the termination of a Tenant Lease, a Terminated Management Agreement, a Management Agreement terminated as a result of a conversion of such Management Agreement relationship to a leasehold relationship, or an Assumed Management Agreement following Closing), such liability shall be the responsibility of Buyer and Buyer hereby agrees to indemnify, defend and hold harmless Sellers and each of their respective affiliates, directors and officers against such liability.

(ii)                              Sellers acknowledge that, with respect to each CLP Managed Property, as between Sellers on the one hand, and Buyer on the other, the applicable Seller shall pay and shall remain liable for the cost of all employee wages, salaries and benefits that accrued prior to the Closing Date pursuant to the applicable Management Agreement.

(iii)                          This Section 12.4 shall survive Closing.

12.5                    Violation of Representations.  From the Effective Date until Closing, Sellers shall not knowingly and willfully: take any action or omit to take any action, or permit the applicable Manager or Tenant to take any action or omit to take any action, which action or omission, to Sellers’ knowledge, would have the effect of causing any of the representations, warranties, or covenants of Sellers contained in this Agreement to be untrue in any material respect as of the date such action is taken or omitted except to the extent that such violation would not result in a Material Adverse Effect.  Between the Effective Date and the Closing Date, Sellers shall promptly notify Buyer in writing if any Seller acquires actual knowledge of a fact or condition that causes any of the representations and warranties set forth in this Agreement to become untrue or misleading to the extent such fact or condition results in a Material Adverse Effect.

12.6                    Governmental Inquiries.  Sellers hereby acknowledge and agree that, subject to the terms of the Site Access Agreement, from the Effective Date to the Closing Date or earlier termination of this Agreement, Buyer may contact any and all federal, state, and local governmental entities, agencies, and departments in order to inquire about and investigate any and all matters relating to the Properties; provided, however, that, except with respect to inquiries regarding the status of Buyer’s Licenses and Permits and other customary inquiries regarding the environmental and zoning compliance of each Property (based on items of public knowledge), Buyer shall first give Sellers notice of any proposed communication with any Governmental Authority, describing in reasonable detail the purpose thereof, and Sellers shall have the right to accompany Buyer or join Buyer in any such communications (including meetings, letters, telephone conferences, emails or other communications) with any Governmental Authority or any employee or official thereof.

12.7                    Grand Victorian Washington.  Sellers hereby represent that the Grand Victorian Washington Property is subject to the Existing Purchase Option.  CLP Washington IL Owner, LLC shall provide written notice to OSF Healthcare System of the proposed transaction contemplated by this Agreement with respect to the Grand Victorian Washington Property within ten (10) Business Days after the Effective Date in accordance with the Existing Purchase Option in order to commence the time period by when OSF Healthcare System has to exercise the Existing Purchase Option, and CLP Washington IL Owner, LLC shall otherwise comply with all terms of the Existing Purchase Option.  In the event that OSF Healthcare System exercises its right to purchase the Grand Victorian Washington Property pursuant to the Existing Purchase Option, the Grand Victorian Washington Property and all Personal Property associated therewith shall be deemed excluded from the Acquisition and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to the Grand Victorian Washington Property as set forth on Exhibit D attached hereto.  In such event, Sellers, at their sole cost and expense, shall be responsible for all costs and expenses incurred in connection with (a) releasing the Grand Victorian Washington Property as collateral for the applicable Loan, including the amount of any required prepayment and/or premium, provided that no amendment to the Loan Documents requested by Lender in connection therewith shall impose further obligations on Buyer after Closing as a result of removing the Grand Victorian Washington Property as collateral for such Loan, and (b) amending the pooling agreement relating to the Management Agreement for the Grand Victorian Washington Property to remove references to the Grand Victorian Washington Property, provided that no such amendment shall impose further obligations on Buyer after Closing as a result of removing the Grand Victorian Washington Property from such pooling agreement.  In such event, Buyer shall use commercially reasonable efforts to cooperate with Sellers in obtaining such releases, terminations and amendments in coordination with Buyer obtaining the consent of the applicable Lender in accordance with Section 13.5 and with Buyer assuming the Management Agreements associated with such pooling agreement to the extent such Management Agreements are Assumed Management Agreements.  In the event that OSF Healthcare System declines to, or is deemed to have so declined by way of its failure to timely notify CLP Washington IL Owner, LLC of its election to, exercise its right to purchase the Grand Victorian Washington Property pursuant to the Existing Purchase Option, then the applicable Seller shall cause the Title Company to issue its Title Policy for the Grand Victorian Washington Property without exception for the Existing Purchase Option in connection with this transaction and the parties shall proceed to Closing without regard to the Existing Purchase Option and the Grand Victorian Washington Property and all Personal Property associated therewith shall remain part of the Acquisition.

12.8                    No Solicitations.  From the Effective Date until the Closing Date or, if earlier, the termination of this Agreement, Sellers agree that, except as expressly permitted hereunder or as requested by the Buyer, none of the Company, the other Sellers or their respective affiliates will, (i) solicit, initiate or knowingly encourage, facilitate, or induce the making, submission or announcement by any Person of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to the acquisition by any Person (other than the Buyer and its affiliates) of any of the Properties or any equity interests in any Seller (other than the Company), (ii) enter into, participate in, maintain or continue any negotiations regarding, or deliver or make available to any Person any information with respect to, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, the acquisition by any Person (other than the Buyer and its affiliates) of any of the Properties or any equity interests in any Sellers (other than the Company), (iii) agree to, accept or approve any transaction related to the acquisition by any Person (other than the Buyer and its affiliates) of any of the Properties or any equity interests in any Seller (other than the Company), or (iv) enter into any letter of intent or any other contract relating to the acquisition by any Person (other than the Buyer and its affiliates) of any of the Properties or any equity interests in any Seller (other than the Company).  As of the Effective Date, except as expressly permitted hereunder, Sellers agree to (x) immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Buyer and its affiliates) conducted prior to the date hereof with respect to the acquisition by any Person (other than the Buyer and its affiliates) of any of the Properties or any equity interests in any Seller (other than the Company), and (y) terminate any negotiations or discussions under any confidentiality, non-disclosure, document and information access and/or other agreements (other than any such agreement with the Buyer and/or its affiliates) with respect to the sale of any of the Properties or any equity interests in any Seller (other than the Company).  For the avoidance of doubt, the foregoing shall not (A) restrict the Company or its affiliates from soliciting, initiating, encouraging, facilitating or inducing proposals with respect to, or conducting any negotiations or discussions with any Person making, or entering into any agreement relating to, any Company Acquisition Proposal with respect to the equity interests of the Company, or the Company’s or its affiliates’ assets or properties other than the Properties and the equity interests in any other Seller, or (B) require the Company to terminate any existing negotiations or discussions in connection with any Company Acquisition Proposal with respect to the equity interests of the Company, or the Company’s or its affiliates’ assets or properties other than the Properties and the equity interests in any other Seller, provided, in each instance, any agreement relating to a Company Acquisition Proposal shall require the Company to take all action required to permit the other Sellers to fulfill their obligations under this Agreement.

12.9                    Resident Trust Funds.  On the Closing Date, or such earlier date as may be required by applicable legal requirements, each Seller shall furnish to Buyer a full and accurate accounting of all personal funds, if any, of residents of the Properties that such Seller holds in a custodial capacity (“Resident Trust Funds”) and shall transfer such Resident Trust Funds to Buyer at Closing (the transfer of which may be effectuated by way of Buyer receiving a credit against the Purchase Price in a cumulative amount equal to funds on the Settlement Statements except as otherwise required by Legal Requirements), except to the extent prohibited by law from doing so, in which event, contemporaneously with the Closing, the applicable Sellers shall transfer all Resident Trust Funds, if any, to the resident for which such funds were being held, and the applicable Seller shall request that each resident receiving funds execute and deliver to the applicable Seller an acknowledgment of receipt of such funds and Buyer shall have no obligations or responsibilities with respect thereto.

12.10            Compliance with Legal Requirements and Agreements.  Prior to the Closing, each Seller shall comply (and shall cause each applicable Manager and Tenant to comply) in all material respects with all Legal Requirements, Licenses and Permits, Tenant Leases, Management Agreements, Contracts, Ancillary Agreements, Loan Documents, Buyer Discharged Debt, the matters approved (or deemed approved) by Buyer pursuant to Section 6.1 and any other material document or agreement affecting such Seller or the applicable Property and each Seller shall monitor such compliance thereunder consistent with such Seller’s past practices.

12.11            Cooperation.  Each Seller shall use commercially reasonable efforts to cooperate with Buyer and to take such actions as may be reasonably necessary in order to consummate, or cause to be consummated, the transactions contemplated by this Agreement.  Without limiting the foregoing, each Seller shall use commercially reasonable efforts to assist Buyer in (a) obtaining all appropriate Licenses and Permits, (b) obtaining the consents of all Lenders with respect to the assumption of the Loan Documents by Buyer, which shall include, without limitation, executing a loan assumption agreement and such other documents reasonably required by each Lender for each Loan being assumed by Buyer to evidence the assumption of such Loan and applicable Loan Documents by Buyer and a release of the applicable Seller and all affiliates thereof (including any guarantors under any of the Loans) to the extent of, and in accordance with, such Lender’s customary release language, and (c) ensuring that all applicable motor vehicles are properly transferred to Buyer.  This Section 12.11 shall survive the Closing.

12.12            Tax Clearance Certificates.  On or before March 2, 2015, Sellers shall request tax clearance certificates with respect to the specific taxes and taxing authorities as identified on Schedule 12.12, and Sellers shall use diligent, commercially reasonable efforts to obtain such tax clearance certificates.  If any such tax clearance certificates reveal that amounts are owed for taxes for the period prior to the Closing Date, Sellers shall promptly pay such amounts or cause the liability to be released and provide Buyer with evidence of such payment or release at or before the Closing.  If any such tax clearance certificates are not received on or before the Closing Date, Sellers shall use commercially reasonably efforts to provide evidence reasonably satisfactory to Buyer at the Closing that no material tax liabilities that would be revealed by such tax clearance certificates exist.

12.13            Consents and Estoppels.  Each Seller shall use commercially reasonable efforts to obtain (a) any consents necessary to transfer the Ancillary Agreements to Buyer, and (b) for each Assumed Management Agreement, an estoppel letter having the content of Exhibit F-2 (or, if a particular form of estoppel certificate is contemplated by any Assumed Management Agreement, in such form as is contemplated by such Management Agreement), executed and delivered by the applicable Manager (a “Manager Estoppel”), which Manager Estoppel shall be consistent with the representations and warranties of Sellers contained in this Agreement with respect to the applicable Management Agreement, except to the extent that any inconsistency would not result in a Material Adverse Effect.

12.14            Financial Statements.  Between the Effective Date and the Closing Date, each Seller shall deliver to Buyer (a) within thirty (30) days after the each calendar month, the unaudited property level operating statements for such calendar month; (b) within forty-five (45) days after each fiscal quarter of such Seller, the unaudited Financial Statements of such Seller for such fiscal quarter, or such other reports or financial statements prepared by Seller in lieu thereof, if any, which shall be certified by the chief financial officer or treasurer of the Company, and (c) within ninety (90) days after the end of each fiscal year of such Seller, the unaudited Financial Statements of such Seller for such fiscal year, or such other reports or financial statements prepared by Seller in lieu thereof, if any, and the audited financial statements of the Company; all of which Financial Statements shall be prepared in accordance with GAAP consistently applied, and present fairly the financial condition of such Seller for the period to which they pertain.

12.15            Development Projects.  Between the Effective Date and the Closing Date, the applicable Sellers shall use commercially reasonable efforts to complete all Development Projects, at their sole cost and expense, in a good and workmanlike manner, in accordance with all applicable Legal Requirements and approved plans and specifications and otherwise in a manner reasonably acceptable to Purchaser.  If one or more Development Projects is not so completed prior to the Closing Date, then at Closing, the applicable Sellers and Buyer shall enter into an escrow agreement, in form and substance reasonably acceptable to Sellers and Buyer, pursuant to which (a) Sellers agree to deposit a sum of 125% of the costs reasonably expected to complete such Development Project(s), (b) the Contracts relating to such Development Project(s) shall be assigned from the applicable Sellers to Buyer, (c) Buyer shall complete such Development Project(s) using the amounts deposited by Sellers pursuant to clause (a) above, and (d) after completion of all Development Projects, all funds remaining in escrow shall be released to Sellers.

ARTICLE 13. - BUYER COVENANTS

13.1                    Buyer’s and Sellers’ Delivery of Documents.  If this Agreement terminates for any reason, then, at Sellers’ request, Buyer shall, within five (5) days after Sellers’ written request therefor, return or destroy all documents provided to Buyer or any other Due Diligence Parties pursuant to the due diligence activities described in Section 7.1.  The provisions of this Section 13.1 shall survive any termination of this Agreement, but not the Closing.

13.2                    Environmental Assessments.  Buyer shall not report any environmental condition affecting a Property (unless and until Buyer shall have acquired such Property), except as may be required pursuant to Legal Requirements.

13.3                    Representations and Warranties of Buyer.  Between the Effective Date and the Closing Date, Buyer shall promptly notify Sellers in writing if Buyer acquires actual knowledge of a fact or condition that causes any of the representations and warranties set forth in this Agreement to become untrue or misleading to the extent such fact or condition results in a Material Adverse Effect.

13.4                    Licenses and Permits for CLP Managed Properties.  On or before February 17, 2015 with respect to the CLP Leased Properties and March 2, 2015 with respect to the CLP Managed Properties, Buyer shall apply, or direct any applicable third party to apply, for all Licenses and Permits necessary for the operation of the Properties (and shall promptly thereafter provide copies of such applications to Seller) and shall thereafter use diligent, good faith and commercially reasonable efforts to obtain such Licenses and Permits as soon as reasonably practicable; provided, however, with respect to the Grand Victorian Washington Property, no such applications shall be required to be submitted unless and until OSF Healthcare System declines to, or is deemed to have so declined by way of its failure to timely notify CLP Washington IL Owner, LLC of its election to, exercise its right to purchase the Grand Victorian Washington Property pursuant to the Existing Purchase Option.  In connection therewith, Buyer shall provide such information (including financial information and biographical information of principals of Buyer as reasonably requested) and take such further actions as any Governmental Authority may reasonably require in connection with such Governmental Authority’s evaluation of whether to approve the issuance or transfer of such Licenses and Permits to Buyer.  Sellers shall use commercially reasonable efforts to cooperate with Buyer in connection with Buyer’s preparation and filing of all required, proper or advisable filings to be made in connection with obtaining all Licenses and Permits upon Buyer’s request, and Sellers shall provide to Buyer all information required of each Seller for such filings on or before the February 10, 2015, or if requested thereafter, promptly upon request.

13.5                    Loan and Loan Documents.  On or before February 17, 2015 with respect to the Loans secured by the CLP Leased Properties only and March 2, 2015 with respect to all other Loans, Buyer shall request each Lender’s consent to the assumption of the Loans and Loan Documents by Buyer at Closing, the release of Sellers from all obligations that arise following Closing, and all other matters necessary to consummate the transactions contemplated by this Agreement; provided, however, with respect to the Grand Victorian Washington Property, no such applications shall be required to be submitted unless and until OSF Healthcare System declines to, or is deemed to have so declined by way of its failure to timely notify CLP

Washington IL Owner, LLC of its election to, exercise its right to purchase the Grand Victorian Washington Property pursuant to the Existing Purchase Option.  Thereafter, Buyer shall use diligent, good faith and commercially reasonable efforts to obtain such consents as soon as reasonably practicable.  Sellers shall use good faith, commercially reasonable efforts to cooperate with and assist Buyer in obtaining such consents upon Buyer’s request, and Sellers shall provide to Buyer on or before February 10, 2015, all information required of each Seller from such Lender in connection with requesting such consents or if requested thereafter, promptly upon request.  If Buyer has not obtained any such consents on or before the Closing Date (as the same may be extended pursuant to Section 5.1), then Buyer shall be deemed to have elected to have the Loan and Loan Documents satisfied and released at Closing, and Buyer shall promptly notify Sellers of same, in which case Sellers shall promptly provide prepayment notices for the Loans for which such consents have not been obtained in accordance with the terms of the applicable Loan Documents (with a copy to Buyer) to permit such Loan and Loan Documents to be satisfied and released at Closing and the terms of Section 5.4(b)(iii) and Section 6.1 shall otherwise apply with respect to such satisfaction and release.  In no event shall the consent of a Lender to the assignment of the Loan to Buyer be one of Buyer’s Conditions Precedent.

ARTICLE 14. - CONDITIONS PRECEDENT TO CLOSE THIS TRANSACTION

14.1                    Buyer’s Conditions Precedent.  Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing of the following conditions precedent (the “Buyer Conditions Precedent”):

(a)                               The transactions contemplated under this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction against Sellers, and no proceeding shall have been instituted and be pending in which any creditor of any Seller seeks to restrain such transactions or otherwise to attach any material part of the Properties, provided that any such injunction, order, judgment or proceeding contemplated by this Section 14.1(a) shall not be deemed to include any injunction, order, judgment or proceeding brought by, through, under or against, or as a result of any acts or omissions of, Buyer or any person or entity affiliated with Buyer.

(b)                              On the Closing Date, no Seller shall have filed a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”), nor shall an involuntary petition for relief have been filed against such Person under any Applicable Bankruptcy Law and not been dismissed.

(c)                               All of the representations and warranties of Sellers contained in this Agreement shall be true and correct (without regard to any materiality qualifiers otherwise included in such representations and warranties) as of the Effective Date and as of the Closing Date, except to the extent the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect.

(d)                             Each Seller shall in all material respects have performed or satisfied its covenants and obligations hereunder.

(e)                               Buyer or any existing or new third party operator shall have obtained (by transfer from the applicable Seller or by issuance from the applicable Governmental Authority, as applicable) the Licenses and Permits that are required to operate each Property as currently operated (or, with respect to nontransferable Licenses and Permits, such assurances as may be customary, or otherwise reasonably satisfactory to Buyer, that such nontransferable Licenses and Permits will be issued by the applicable Governmental Authority on, or retroactively to, the Closing Date), which Licenses and Permits shall be satisfactory to Buyer in its reasonable discretion.

(f)                                The Title Company shall be irrevocably committed, subject only to payment of the usual and customary premium and to those conditions set forth in the Title Commitments to be satisfied by Buyer, to issue the Title Policies to Buyer.

(g)                              If the Buyer Conditions Precedent are not satisfied as of the Closing Date, Buyer may terminate this Agreement by providing Notice to Sellers, in which event the Deposit shall be returned to Buyer, this Agreement shall terminate and none of the parties shall have any further rights or obligations under this Agreement except for Surviving Obligations; provided, however, if the Buyer Conditions Precedent are not satisfied as a result of a Seller Default, Buyer shall have the rights described in Section 16.1.

14.2                    Sellers’ Conditions.  Each Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing of the following conditions precedent (the “Sellers Conditions Precedent”):

(a)                               The transactions contemplated under this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction against Buyer, and no proceeding shall have been instituted and be pending in which any creditor of Buyer seeks to restrain such transactions, provided that any such injunction, order, judgment or proceeding contemplated by this Section 14.2(a) shall not be deemed to include any injunction, order, judgment or proceeding brought by, through or under, or as a result of any acts or omissions of any Seller or any person or entity affiliated with any Seller.

(b)                              Buyer shall have delivered the entire Purchase Price, as adjusted pursuant to the terms hereof, into Escrow.

(c)                               All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

(d)                             Buyers shall in all material respects have performed or satisfied its covenants and obligations hereunder.

(e)                               On the Closing Date, Buyer shall not have filed a petition for relief under Applicable Bankruptcy Law, nor shall an involuntary petition for relief have been filed against Buyer under any Applicable Bankruptcy Law and not been dismissed.

(f)                                With respect to any Loan assumed by Buyer pursuant to Section 13.5, the applicable Lender shall have released the applicable Seller and all affiliates thereof (including any guarantors under any of the Loans) to the extent of, and in accordance with, such Lender’s customary release language.

If the Sellers Conditions Precedent are not satisfied as of the Closing Date, Sellers may terminate this Agreement by providing Notice to Buyer, in which event the Deposit shall be returned to Buyer, this Agreement shall terminate and none of the parties shall have any further rights or obligations under this Agreement except for Surviving Obligations; provided, however, if the Sellers Conditions Precedent are not satisfied as of the Closing Date as a result of a Buyer Default, Sellers shall have the rights described in Section 16.2.

ARTICLE 15. - DAMAGE AND DESTRUCTION; CONDEMNATION

15.1                    Casualty.  If, prior to the Closing, there is damage to or destruction of any part of a Property, Sellers shall provide Buyer prompt Notice thereof and the applicable Seller shall, at such Seller’s election, either (i) repair, restore or replace, or cause to be repaired, restored or replaced, such damaged Property in a reasonably good and workmanlike manner to the condition at least as good and useful as that in which it existed prior to such damage or destruction or (ii) (A) with respect to any CLP Managed Property only, provide Buyer with a credit against the Purchase Price in an amount equal to the lesser of: (y) the applicable insurance deductible (except to the extent that any Manager is responsible for any applicable insurance deductible under the applicable Management Agreement), and (z) the reasonable estimated costs for the repair or restoration of the Property, as applicable, required by such damage or destruction, (B) transfer and assign to Buyer all of Seller’s right, title and interest in and to all proceeds from all casualty, business interruption, lost profits, and other applicable insurance policies maintained by any Seller, Manager or Tenant with respect to the Property, except those proceeds specifically payable in connection with and allocable to business interruption and lost profits and costs incurred by Seller for the period prior to the Closing to the extent assignable, and if such proceeds are not assignable, Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to the amount of such proceeds actually received by Sellers, and (C) provide Buyer with a credit against the Purchase Price in an amount equal to the sum of the insurance proceeds that have already been received by any Seller prior to Closing or applied against any debt encumbering the Property to the extent such proceeds would have otherwise been transferred and assigned to Buyer under clause (B) above.  If, pursuant to the preceding sentence, the applicable Seller elects to, or causes Tenant or Manager to, repair, restore or replace the Property, but Seller, Tenant or Manager is unable to repair, restore or replace such damage or destruction prior to the Closing Date, then the provisions of clause (ii) in the preceding sentence shall apply, except to the extent any insurance proceeds received by Seller on account of such damage or destruction have been applied to the restoration of the Property.  In addition, with respect to the CLP Managed Properties, Buyer shall receive a credit against the Purchase Price in an amount equal to any known deficiency in the insurance proceeds with respect to the repair of such damage or destruction.  Buyer shall continue to be obligated to purchase the Properties notwithstanding the damage or destruction without any adjustment to the Purchase Price (except as otherwise provided in this Section 15.1) in accordance with, and subject to, the terms and conditions of this Agreement; provided, however, if any such casualty results in any Tenant terminating its Tenant Lease prior to Closing, then, at Buyer’s option, this Agreement shall be terminated with respect to such Property only (except with respect to those provisions which are expressly contemplated hereby to survive the termination of this Agreement), the Property which is the subject of such casualty and all Personal Property associated therewith shall be deemed excluded from the Acquisition and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such Property as set forth on Exhibit D attached hereto.  Further, in the event of a casualty with respect to any Property that is subject to a Loan that Buyer assumes, to the extent that the terms of the Loan Documents relating to the treatment of the proceeds from all casualty, business interruption, lost profits, and other applicable insurance policies maintained by Seller with respect to the Property is inconsistent with the terms of this Section 15.1, the terms of the Loan Documents relating to the treatment of the proceeds from all casualty, business interruption, lost profits, and other applicable insurance policies maintained by Seller with respect to the Property shall control; provided, however, if such proceeds are applied to the principal or accrued interest due under the Loan Documents prior to the Closing, Seller shall provide Buyer with a credit against the Purchase Price at Closing in an amount equal to such proceeds so applied.

15.2                    Condemnation.  If all or any portion of a Property is the subject of a governmental taking, condemnation or other exercise of eminent domain, Sellers shall provide Buyer prompt Notice thereof and the Buyer shall be obligated to acquire such Property notwithstanding the effects of such action without adjustment to the Purchase Price except as provided below, and the applicable Seller shall transfer and assign all proceeds of the action to the Buyer and provide a credit against the Purchase Price to Buyer in an amount equal to the sum of the proceeds that have already been received by any Seller prior to Closing or applied against any debt encumbering the Property.  Notwithstanding the foregoing, if any such governmental taking, condemnation or other exercise of eminent domain results in any Tenant terminating its Tenant Lease prior to Closing, then, at Buyer’s option, this Agreement shall be terminated with respect to such Property only (except with respect to those provisions which are expressly contemplated hereby to survive the termination of this Agreement), the Property which is the subject of such governmental taking, condemnation or other exercise of eminent domain and all Personal Property associated therewith shall be deemed excluded from the Acquisition and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such Property as set forth on Exhibit D attached hereto.  Further, in the event of a governmental taking, condemnation or other exercise of eminent domain with respect to any Property that is subject to a Loan that Buyer assumes, to the extent that the terms of the Loan Documents relating to the treatment of the proceeds from the action is inconsistent with the terms of this Section 15.1, the terms of the Loan Documents relating to the treatment of the proceeds from the action shall control; provided, however, if such proceeds are applied to the principal or accrued interest due under the Loan Documents prior to the Closing, Seller shall provide Buyer with a credit against the Purchase Price at Closing in an amount equal to such proceeds so applied.

ARTICLE 16. - DEFAULTS; CANCELLATION OF ESCROW

16.1                    Default Remedies of Buyer.

(a)                               If a Seller Default exists on or before the Closing Date, Buyer’s sole rights with respect to such Seller Default shall be to (1) waive such condition in writing (in which case this Agreement shall continue in full force and effect and Buyer shall have no further rights or remedies in connection with the facts or circumstances which caused such Seller Default), (2) terminate this Agreement and receive a refund of the Deposit and receive from Sellers reimbursement for Buyer’s actual and reasonable out-of-pocket expenses payable to third parties that were incurred in connection with the transactions contemplated by this Agreement (including, without limitation, the costs of negotiating this Agreement) provided that Sellers’ obligation to reimburse Buyer for such expenses shall not exceed Two Million Five Hundred Thousand and NO/100 Dollars ($2,500,000.00), or (3) pursue an action for specific performance, but only if Buyer properly files with a court of competent jurisdiction a complaint for specific performance within 30 days after the scheduled Closing Date.

(b)                              If Buyer wishes to pursue options (2) or (3) in Section 16.1(a), it shall provide Notice to Sellers of the Seller Default and Sellers shall have ten (10) Business Days to cure such Seller Default (and if such cure period will not expire prior to the date established as the Closing Date, the Closing Date shall automatically be extended to the Business Day immediately following the day on which the cure period expires).  Notwithstanding the foregoing, Sellers shall not be entitled to any notice or cure period with respect to a Seller Default arising from a breach of Sellers’ obligations under Section 5.2 or if Sellers otherwise fail to timely consummate the transactions contemplated hereby when obligated to do so.  If Sellers fail to cure such Seller Default within such applicable period, then Buyer shall have the rights set forth in Section 16.1(a).

(c)                               If Buyer cancels the Escrow under this Section 16.1, all costs of the Escrow shall be paid by Sellers.

16.2                    Default Remedies of Sellers.

(a)                               If a Buyer Default exists on or before the Closing Date, Sellers may, in their sole and absolute discretion, elect to either (1) waive such condition in writing (in which case this Agreement shall continue in full force and effect and Sellers shall have no further rights or remedies in connection with the facts or circumstances which caused such Buyer Default), or (2) provided the notice and cure procedures described in Section 16.2(b) have been followed, if applicable, to cancel the Escrow by Notice to Buyer and Escrow Holder, in which case the Escrow Holder shall deliver the Deposit to Sellers as liquidated damages (which shall be Sellers’ sole and exclusive remedy against Buyer under this Agreement, at law or in equity), at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement, except for Surviving Obligations.  Sellers and Buyer acknowledge and agree that (i) the Deposit is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Sellers as a result of having withdrawn the Properties from sale and the failure of Closing to occur due to a Buyer Default; (ii) the actual damages suffered and costs incurred by Sellers as a result of such withdrawal and failure to close due to a Buyer Default would be extremely difficult and impractical to determine; (iii) Buyer seeks to limit its liability under this Agreement to the amount of the Deposit in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a Buyer Default; and (iv) the Deposit shall be and constitutes valid liquidated damages.

(b)                              If Sellers wish to pursue option (2) in Section 16.2(a), Sellers shall give the Buyer Notice thereof and Buyer shall have ten (10) Business Days to cure such Buyer Default.  Notwithstanding the foregoing, Buyer shall not be entitled to any notice or cure period with respect to a Buyer Default arising from a breach of Buyer’s obligations under Section 5.3 or if Buyer otherwise fails to timely consummate the transactions contemplated hereby when obligated to do so.  If any cure period contemplated by this Section 16.2(b) will not expire prior to the date established as the Closing Date, the Closing Date shall automatically be extended to the Business Day immediately following the day on which the cure period expires but in no event shall such cure period or the Closing Date be extended beyond June 30, 2015.  If Buyer fails to cure such Buyer Default within such applicable period, then Sellers shall have the rights set forth in Section 16.2(a).

(c)                               If Sellers cancel the Escrow under this Section 16.2, all costs of the Escrow shall be paid by Buyer.

16.3                    Return of Documents.  Upon any cancellation of the Escrow, Escrow Holder shall return all instruments and documents deposited with Escrow Holder to the parties who deposited the same.

ARTICLE 17. - MISCELLANEOUS

17.1                    Indemnity.

(a)                               Seller’s Indemnity.  Each Seller shall indemnify, protect, defend and hold harmless Buyer and its affiliates, and their respective owners, officers, directors, partners, employees and agents from and against, subject to the limitations set forth in Sections 9.4 and Article 11, all Claims relating to (i) such Seller’s breach of any of its representations, warranties or covenants hereunder, (ii) the ownership, use, operation, maintenance and improvement of any of the Properties prior to the Closing Date, (iii) obligations of any Seller under the Terminated Management Agreements, except as expressly provided in Section 12.4, and (iv) obligations of any Seller under the Tenant Leases, Assumed Management Agreements, Approved Contracts, Ancillary Agreements, Loan Documents and other matters approved (or deemed approved) by Buyer pursuant to Section 6.1 arising prior to the Closing Date.  The foregoing indemnification applies only to Claims relating to the period prior to Closing (other than with respect to the Terminated Management Agreements) and does not apply to the extent Claims result from any act or omission of any Buyer or any agent, employee, representative or contractor thereof.

(b)                              Buyer’s Indemnity.  Buyer shall indemnify, protect, defend and hold harmless Sellers and their affiliates, and their respective owners, officers, directors, partners, employees and agents from and against all Claims relating to (i) Buyer’s breach of a representation, warranty or covenant hereunder, (ii) the ownership, use, operation, maintenance and improvement of any of the Properties on or after the Closing Date, (iii) obligations of Buyer under the Tenant Leases, Assumed Management Agreements, Approved Contracts, Ancillary Agreements, Loan Documents (if assumed pursuant to Section 13.5) and other matters approved (or deemed approved) by Buyer pursuant to Section 6.1 arising on or after the Closing Date, (iv) Buyer’s termination or amendment of any Tenant Lease or Assumed Management Agreement following Closing, and (v) the failure of any Lender under any Loan assumed by Buyer pursuant hereto to fully release any Seller and any Affiliate thereof from any obligation under the Loan Documents at Closing.  The foregoing indemnification applies only to Claims relating to the period following Closing and does not apply to the extent Claims result from any act or omission of Seller or any agent, employee, representative or contractor thereof.

17.2                    Addresses for Notices.  Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder (“Notice”) shall be in writing and shall be deemed delivered by (i) hand delivery upon receipt, (ii) registered mail or certified mail, return receipt requested, postage prepaid, upon delivery to the address indicated in the Notice, (iii) confirmed electronic mail upon delivery (as confirmed by sender’s computer) provided that a courtesy copy of such Notice is sent by one of the delivery methods set forth in (i), (ii) or (iv) of this Section 17.2 within one (1) Business Day after delivery of such confirmed electronic mail, or (iv) overnight courier (next business day delivery) upon receipt, whichever shall occur first, as follows:

To any Seller:

c/o CNL Lifestyle Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801
Attention: Chief Financial Officer and Associate General Counsel
Telephone No.: (407) 650-1000
Facsimile No.: (407) 540-2576
E-Mail: Tracey.Bracco@cnl.com
E-Mail: Joseph.Johnson@cnl.com

With a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 North Eola Drive
Post Office Box 2809
Orlando, Florida 32802
Attention: Peter L. Lopez, Esquire
Telephone No.: (407) 843-4600
Facsimile No.: (407) 843-4444
E-Mail: Peter.Lopez@lowndes-law.com

If to Buyer:	Senior Housing Properties Trust Two Newton Place 255 Washington Street Newton, Massachusetts 02458 Attention: David J. Hegarty

Telephone No.: (617) 796-8350 Facsimile No.: (617) 796-8349 E-Mail: dhegarty@reitmr.com

With a copy to:	Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 Attention: Louis A. Monti, Esquire Telephone No.: (617) 338-2800 Facsimile No.: (617) 338-2880 E-Mail: lmonti@sandw.com

Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first day that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger or overnight delivery service.  The parties hereto shall have the right from time to time, and at any time, to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America, by giving to the other party at least ten (10) days prior Notice thereof, in the manner prescribed herein; provided, however, that to be effective, any such change of address must be actually received (as evidenced by a return receipt).  Telephone numbers, if listed, are listed for convenience purposes only and not for the purposes of giving Notice pursuant to this Agreement.  Any Notice given to any Seller shall be deemed Notice given to all other Sellers.  Any Notice that is required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

17.3                    Confidentiality.  Each of the parties agrees to keep the terms and provisions of this Agreement as strictly confidential and that it shall not disclose such information or the terms and provisions hereof to any Person other than to their respective counsel, shareholders, directors, lenders or prospective lenders, underwriters or prospective underwriters, advisors, consultants or employees who have a need to know of such information and have been instructed to maintain the confidentiality thereof, or as otherwise required by Legal Requirements or already in the public domain or public disclosure obligations necessitated by requirements of the U.S. Securities Exchange Commission (the “SEC”).  Sellers and Buyer acknowledge and agree that the terms and provisions of this paragraph shall be binding on the parties and shall survive the Closing or other termination of this Agreement. No party shall have the right to make a public announcement or disclosure regarding the transactions described in this Agreement which includes the name of any of the other parties without the prior approval of such other parties.  Sellers and Buyer shall approve the timing, form and substance of any such public announcement or disclosure, which approval shall not be unreasonably withheld, conditioned or delayed, except if a party is required to make a public announcement or disclosure under Legal Requirements, in which case no such approval by the other party shall be required (but the other party shall be given a copy of such announcement or disclosure and the opportunity to comment on it as soon as reasonably practicable before such announcement or disclosure is required to be made).  Notwithstanding anything in this Agreement or the Confidentiality Agreement to the contrary, Buyer may make, without Sellers’ approval but upon giving Sellers notice of, and, to the extent reasonably practicable, an opportunity to comment on, the same, any disclosure as to the transactions contemplated hereby (i) to the extent Buyer determines, based on the advice of legal counsel, such disclosure is required by Legal Requirements or in connection with any filing by Buyer with the SEC or any stock exchange rules applicable to Buyer; or (ii) to the extent Buyer determines, based on the advice of legal counsel, such disclosure is required in any prospectus, report or other filing made by Buyer with the SEC or any stock exchange, or (iii) such disclosure is consistent with Buyer’s practices relating to earnings releases and investor relations.  Further, each party, without the approval of the other party, is expressly permitted, from and after the Effective Date, to make disclosures of the transactions contemplated hereby in connection with (a) applying for and obtaining the permits, certificates, licenses and approvals necessary to carry on the business of the Sellers as is now conducted, including, without limitation, the permits, certificates, licenses and approvals needed to operate the Properties as now operated, and (b) obtaining the consents necessary from third parties to the transactions contemplated by this Agreement, and Buyer is expressly permitted, from and after the date of this Agreement, without Sellers’ approval but upon giving Sellers notice of, and, to the extent reasonably practicable, an opportunity to comment on, the same, to make disclosures of the transactions contemplated hereby to prospective underwriters and placement agents.  In the event of any conflict between the terms and provisions of this Agreement and those of the Confidentiality Agreement, the terms and provisions of this Agreement shall control.

17.4                    Amendments in Writing.  No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and signed by all parties purported to be bound thereby.

17.5                    Entire Agreement.  Except for the Site Access Agreement and the Confidentiality Agreement, this Agreement represents the entire agreement between the parties and incorporates all prior agreements and understandings relating to the transactions contemplated hereby, and no previous agreement or understanding, verbal or written, of the parties or any of their agents shall be binding or enforceable, unless specifically incorporated in this Agreement.

17.6                    No Presumption Regarding Drafter.  Sellers and Buyer acknowledge and agree that the terms and provisions of this Agreement have been negotiated and discussed between Sellers and Buyer, and that this Agreement reflects their mutual agreement regarding the subject matter of this Agreement.  Because of the nature of such negotiations and discussions, it would not be appropriate to deem any party to be the drafter of this Agreement, and therefore no presumption for or against the drafter shall be applicable in interpreting or enforcing this Agreement.

17.7                    Time of the Essence.  Time is of the essence of this Agreement (including as to the Closing Date).  The parties understand that the time for performance of each obligation under this Agreement has been the subject of negotiation by the parties.

17.8                    Invalidity of any Provision.  If any agreement, condition, obligation, covenant, warranty or other provision of this Agreement shall be determined to be unenforceable, invalid, or void, such determination shall not affect, impair, invalidate or render unenforceable any other agreement, condition, obligation, covenant, warranty, or other provision of this Agreement.

17.9                    Counterparts.  This Agreement and any amendment may be executed in counterparts, and upon all counterparts being so executed, each counterpart shall be considered as an original and all counterparts shall be considered as one agreement.

17.10            Brokers’ Commissions.  Buyer shall indemnify, defend and hold harmless Sellers from and against any and all Claims, arising out of or in connection with any claim or demand by a person or entity for any broker’s, finder’s, or other commission or fee in connection with this Agreement arising out of any act or omission of Buyer.  Sellers shall indemnify, defend and hold harmless Buyer from and against any and all Claims in connection with any claim or demand by a person or entity for any broker’s, finder’s, or other commission or fee in connection with this Agreement arising out of any act or omission of Sellers.

17.11            Attorneys’ Fees.  In the event of a dispute in connection with this Agreement involving the non-performance by a party of its obligations hereunder, the prevailing party shall, subject to the limitations set forth herein, including, without limitation, those set forth in Section 9.4, be entitled to reasonable attorneys’ fees and all other expenses reasonably incurred in connection with such dispute, whether or not litigation is commenced, in addition to all other relief to which the party is entitled.  If the successful party recovers judgment in any legal action or proceeding, the attorneys’ fees and all other expenses of litigation shall be included in and made part of any such judgment, subject to the limitations set forth herein, including, without limitation, those set forth in Section 9.4.

17.12            Applicable Law.  The laws of the State of New York (not including the choice of law provisions thereof) shall be applied in interpreting and enforcing this Agreement.

17.13            Assignment by Buyer; Successors and Assigns.  Buyer shall have the right to assign Buyer’s rights hereunder to acquire the assets to be conveyed under this Agreement in whole or in part to one or more Subsidiaries of Buyer, provided that: (i) Buyer shall give written notice to Sellers of such assignment at least ten (10) Business Days prior to the Closing; and (ii) Buyer shall not be released from liability under this Agreement.  Except as provided in this Section 17.13, Buyer shall not have the right to assign this Agreement at or before the Closing without the prior written consent of Sellers, and any such assignment or attempted assignment without such consent shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

17.14            No Third Party Beneficiaries.  This Agreement is for the benefit of Sellers and Buyer only, and is not for the benefit of any other person or entity.  Without limiting the generality of the preceding sentence, the parties hereto agree that there are no third party beneficiaries of this Agreement.

17.15            Jury Trial Waiver.  BUYER AND SELLERS EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PROPERTY OR THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

17.16            Jurisdiction and Venue.  The venue for any legal or equitable action brought under this Agreement shall be New York, New York.  The Parties agree to submit to the jurisdiction of New York in connection with any claims or controversy arising out of this Agreement and that venue for such actions shall be in New York, New York.  Sellers and Buyer hereby submit to jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens, provided that any Party may seek injunctive relief or specific performance, if applicable, with respect to any of the Properties in the courts of the State in which such Properties are situated and may incorporate a claim against Seller of such Property with respect to any claim for injunctive relief or specific performance.

17.17            Tax Disclosures.  Notwithstanding anything in this Agreement to the contrary, in accordance with Section 1.6011-4(b)(3)(iii) of the Treasury Regulations, Buyer and Sellers (and each employee, representative, or other agent of Buyer and Sellers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Buyer or Sellers relating to such tax treatment and tax structure.  However, any information relating to tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent, but only to the extent, reasonably necessary to enable Buyer and Sellers to comply with applicable securities laws.  For purposes hereof, “tax structure” means any fact that may be relevant to understanding the federal income tax treatment of the transaction.

17.18            Independent Entity; Joint and Several.  Buyer recognizes and acknowledges that each Seller is an independent entity, chartered under the laws of the State of Maryland or the State of Delaware, to whom Buyer will solely look and who is solely responsible for the obligations and liabilities of each Seller recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.  Notwithstanding the foregoing, each Seller shall be jointly and severally liable with each other Seller for all of the obligations and liabilities of each Seller under this Agreement.  Buyer further recognizes and acknowledges that no other entity or entities, including (a) any Seller’s officers, directors, and members, (b) any individual, or (c) any entity affiliated with any Seller’s business which may form, organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time-to-time take actions on behalf of or for the benefit of such Seller’s business, by direct dealings with any Seller or those acting for it, is in any manner liable or responsible for the obligations and liabilities of such Seller, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

Sellers recognizes and acknowledges that Buyer is duly formed under the laws of its State of formation, to whom Sellers will solely look and who is solely responsible for the obligations and liabilities of Buyer recited herein, arising hereunder or in any manner related to the transactions contemplated hereby.  Sellers further recognize and acknowledge that no other entity or entities, including (x) Buyer’s officers, directors, and members, (y) any individual, or (z) any entity affiliated with Buyer which may form, organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time-to-time take actions on behalf of or for the benefit of Buyer, by dealings with Buyer or those acting for it, is in any manner liable or responsible for the obligations and liabilities of Buyer, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

17.19            Liability of Interest-Holders in Sellers, Buyer and their Respective Affiliates.  Buyer agrees and acknowledges that none of the members, partners, shareholders or other holders of beneficial interests of or in any Seller or any of Sellers’ affiliates shall be personally liable for any obligation or responsibility of any Seller or any of its affiliates hereunder by virtue of being a member, partner, shareholder, or holder of any beneficial interest of or in such Seller or any of such Seller’s affiliates.  Each Seller agrees and acknowledges that none of the members, partners, shareholders or other holders of beneficial interests of or in Buyer or any of Buyer’s affiliates shall be personally liable for any obligation or responsibility of Buyer or any of its affiliates hereunder by virtue of being a member, partner, shareholder, or holder of any beneficial interest of or in Buyer or any of Buyer’s affiliates.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST.  ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

17.20            Affiliate Leases.  The parties agree and acknowledge that the Affiliate Leases will be terminated at Closing and neither the interests, rights or obligations of any Seller (including any Seller Tenant) thereunder will be conveyed or assigned to Buyer.

17.21            Financials.  Upon request of Buyer, Sellers shall provide Buyer and its accountants with reasonable access to the books and records of Sellers with respect to the Properties, as well as all financial and other information in Sellers’ possession or control, which is reasonably required for purposes of preparing audited financial statements for the three (3) full calendar years immediately preceding the Closing Date plus any stub period in which the Closing Date occurs in accordance with the requirements of any registration statement, report or other filing with the SEC, such financial statements to be prepared at Buyer’s sole cost and expense.  Sellers shall provide Buyer or its accountants with such certifications and representations as to such books and records and financial and other information as may be reasonably required to enable Buyer or its accountants to prepare such audited financial statements, and otherwise such certifications and representations shall be in substantially the same form and substance as Sellers provide to Sellers’ accountants for the preparation of Sellers’

audited financial statements.  Buyer shall be responsible for all out-of-pocket costs or expenses reasonably incurred by Sellers in connection with the preparation of such certifications and representations.

17.22            Termination.  In addition to the termination rights provided elsewhere in this Agreement, this Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of each of Sellers and Buyer.  Except as specifically contemplated by Section 12.7, Section 15.1, and Section 15.2, the Acquisition is a single, integrated, “all or nothing” transaction such that the Closing with respect to all of the Properties shall happen simultaneously and if this Agreement is terminated with respect to any Property, it shall be terminated with respect to all of the Properties.

17.23            Survival.  The provisions of this Article 17 shall survive Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

BUYER:

SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust

By: /s/ David J. Hegarty

Name: David J. Hegarty

Title: President

SELLERS:

CNL LIFESTYLE PROPERTIES, INC.,

a Maryland corporation

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP SPRINGFIELD MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP CHESTERFIELD MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP BRANSON MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP NEVADA MO OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP SPRINGDALE AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP JONESBORO AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP FAYETTEVILLE AR OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP TCV OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP WASHINGTON IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP PEKIN IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP STERLING IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP CARMEL IN CONTINUING CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP DENVER CO CONTINUING CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP ALPHARETTA GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP STOCKBRIDGE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP FAYETTEVILLE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP GAINESVILLE GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP MOLINE IL ASSISTED LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP MOLINE IL MEMORY CARE OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP CARSON CITY NV OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP GODFREY IL OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP LAUREL CREEK GA OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP PIONEER VILLAGE SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP BOZEMAN MT SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP CHATEAU VESTAVIA AL SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP SANTA CLARITA CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP PEORIA AZ SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP SUN CITY CENTER FL SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP PORTLAND OR SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP CRANSTON RI SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP BAKERSFIELD CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP WILMINGTON NC SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP MODESTO CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name: Tracey B. Bracco

Title: Vice President

CLP NORTHRIDGE CA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP LA CONNER WA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP EVERETT WA SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CUMMING GA SENIOR LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP HOSCHTON GA SENIOR LIVING OWNER, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP SHC TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GRAND VICTORIAN TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP FAYETTEVILLE AR TENANT CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

TCV SENIOR LIVING, LLC,

a Delaware limited liability company

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GEORGIA SL TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP MOLINE IL TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP CARSON CITY NV TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP GODFREY TENANT TRS CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

CLP LAUREL CREEK GA TENANT CORP.,

a Delaware corporation

By: /s/ Tracey B. Bracco

Name:  Tracey B. Bracco

Title:  Vice President

JOINDER BY ESCROW HOLDER

By execution hereof, Escrow Holder hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it.

ESCROW HOLDER:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ John S. Elzeer

Name: John S. Elzeer

Title: VP & NCS Florida Operations Manager

The following exhibits and schedules to this agreement have been omitted. The Company agrees to furnish supplementally copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

EXHIBIT A

Properties

EXHIBITS A-1 through A-38

Legal Descriptions of Properties

EXHIBIT B

CLP Leased Properties

EXHIBIT C

CLP Managed Properties

EXHIBIT D

Allocated Purchase Price

EXHIBIT E-1

Form of Seller Bringdown Certificate

EXHIBIT E-2

Form of Buyer Bringdown Certificate

EXHIBIT F-1

Form of Tenant Lease Estoppel

EXHIBIT F-2

Form of Manager Estoppel

EXHIBIT G

Form of Bill of Sale

EXHIBIT H

Form of Assignment of Contracts

EXHIBIT I

Form of Assignment of Lease

EXHIBIT J

Form of Assignment of Management Agreement

EXHIBIT K

Form of Non-Foreign Status Affidavit

EXHIBIT L

Affiliate Leases

SCHEDULE 2.1(a)

Ancillary Agreements

SCHEDULE 2.1(b)

List of Lenders, Loans and Loan Documents

SCHEDULE 5.2(n)

List of Environmental Reports

SCHEDULE 5.2(p)

Survey Affidavit Properties

SCHEDULE 5.4(a)(i)

List of Properties With Respect to Which Seller Shall Pay for Title Insurance

SCHEDULE 5.4(a)(ii)

List of Properties With Respect to Which Seller Shall Pay for Transfer Taxes

SCHEDULE 5.4(b)(ii)

List of Properties With Respect to Which Buyer Shall Pay for Transfer Taxes

SCHEDULE 5.4(b)(iii)

Buyer Discharged Debt

SCHEDULE 5.4(b)(vii)

List of Properties With Respect to Which Buyer Shall Pay for Title Insurance

SCHEDULE 5.5(i)

Entrance Fees Disclosure

SCHEDULE 8.2

List of Non-Approved Contracts

SCHEDULE 9.1(d)

Litigation Disclosure

SCHEDULE 9.1(e)

Condemnation Proceedings Disclosure

SCHEDULE 9.1(j)

Compliance with Applicable Law Disclosures

SCHEDULE 9.1(k)

Taxes Disclosure

SCHEDULE 9.1(l)

Licenses and Permits Disclosure

SCHEDULE 9.1(n)

Purchase Rights Disclosure

SCHEDULE 9.1(o)

Contracts Disclosure

SCHEDULE 9.1(s)

Restriction on Access Disclosure

SCHEDULE 9.1(u)

Resident Agreements Disclosure

SCHEDULE 9.1(v)

Tenant Leases Disclosure

SCHEDULE 9.1(w)

Management Agreements Disclosure

SCHEDULE 9.1(y)

Third Party Payor Disclosure

SCHEDULE 12.12

Tax Clearance Certificates